SCHEDULE 14C

                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
               Securities Exchange Act of 1934 (Amendment No.   )


Check the appropriate box:

[X]  Preliminary Information Statement    [_]  Confidential, For Use of the
                                               Commission Only (as permitted
                                               by Rule 14c-5(d)(2))
[_]  Definitive Information Statement


                              GOURMET GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:

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5)  Total fee paid:

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[_] Fee paid previously with preliminary materials:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount previously paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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                                        2

                              INFORMATION STATEMENT

                            (DATED DECEMBER __, 2004)

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF JGS SUPERMARKET MANAGEMENT CORP., PECK & GROSSMAN, LLC, FREDRICK SCHULMAN, LOIS SHAPIRO, DANIEL MYERS, WHO TOGETHER OWN A MAJORITY (APPROXIMATELY 55%) OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

         This Information Statement is first being furnished on or about the date first set forth above to holders (of record as of the close of business on November __, 2004) of the common stock, $.001 par value per share ("OLD COMMON STOCK"), of Gourmet Group, Inc., a Nevada corporation ("WE" or the "COMPANY"), in connection with the following (collectively, the "ACTIONS"):

         1. Merging the Company into a new Delaware corporation ("NEWCO") which we will form as our wholly-owned subsidiary. Immediately after such merger (the "MERGER"), Newco will survive and the Company will no longer exist, our shareholders will no longer hold shares of the Company and our shareholders will own shares of Newco common stock ("NEW COMMON STOCK") in the same proportion in which they held shares of the Old Common Stock. The Merger will have the following effects: (a) we will become a Delaware corporation and will no longer be a Nevada corporation; (b) our name will be changed from Gourmet Group, Inc. to the name of Newco, which will be Drinks Americas Holdings, Ltd.; (c) for every ten shares of Old Common Stock, our shareholders will receive one share of New Common Stock as though we had completed a one-for-ten reverse split of our shares; and (d) we will have, as provided in Newco's Certificate of Incorporation, up to 1,000,000 shares of "blank check" preferred stock authorized, which shares may be issued from time to time in one or more series by the Board of Directors, with such powers, preferences and other rights as determined from time to time by the Board of Directors.

         2. Causing Newco, promptly after the Merger, to complete a share exchange transaction (the "SHARE EXCHANGE") with the shareholders of Drinks Americas Holdings, Ltd., Ltd. ("DRINKS AMERICAS"), a Delaware Corporation and the members of Maxmillian Mixers, LLC ("MIXERS"), a Delaware limited liability company. The Share Exchange will involve Newco's acquiring all of the outstanding shares of capital stock of Drinks Americas and all of the membership interests in Mixers and, in return, issuing to the shareholders of Drinks Americas (and to two consultants) and to the members of Mixers such number of shares of New Common Stock so that the shareholders of Drinks Americas, together with such consultants, and the members of Mixers will collectively become the holders of approximately 90.1% of the outstanding shares of New Common Stock.

Immediately after the Share Exchange, our current shareholders will collectively own approximately 8.25% of the outstanding shares of New Common Stock in the same proportion in which they held shares of the Old Common Stock.

                  Our Board of Directors (the "BOARD") has approved, and JGS Supermarket Corp., Daniel N. Matheson, Fredrick Schulman, Louis Shapiro, Steven
H. Kerr and Steven G. Weismann, who together own 24,393,593 shares (approximately 60.1%) of the 40,586,993 shares of Old Common Stock outstanding as of the date of this Information Statement, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 92A.120 of the Nevada General Corporation Law and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Nevada law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

                  The Actions described in item 1, above, will be effective on the date that Certificates of Merger with respect to such Actions are filed with the Secretaries of State of the States of Delaware and Nevada . These filings are expected to occur on or shortly after the 22nd day after the date of this Information Statement. The Actions described in item 2, above, are expected to be effective immediately after such filings are made or promptly thereafter.

                  The offices of the Company are located at 241 Fifth Avenue, Suite 302, New York, New York 10016 and the Company's telephone number is (212) 686-1511. The principal offices of Drinks Americas are located at 372 Danbury Road, Wilton, Connecticut 06897 and its telephone number is (203) 762-7000.

SUMMARY OF TRANSACTIONS

                  We are a "shell company" with no operations and assets consisting only of cash, cash equivalents and amounts owed to us by Drinks Americas which assets are substantially equal to our obligations under loans we recently incurred so that the funds we borrowed could in turn be lent to Drinks Americas. (Henceforth, "WE" will refer to the Company or its successors unless otherwise indicated.) The Merger and the Share Exchange, which are described in more detail under "Merger And Share Exchange" below, have the following terms:

            - We will acquire 100% ownership of Drinks Americas, a privately-held Delaware Corporation and Mixers, a privately-held Delaware limited liability company.

            - Our Old Common Stock will be replaced with New Common Stock and additional shares of New Common Stock will be issued.

            - Our shareholders will collectively end up holding approximately 8.25% ownership of our outstanding shares.

            - Two consultants will end up with approximately 3.66% ownership of our outstanding shares.

            - The shareholders of Drinks Americas and its consultants and Mixers will collectively end up holding approximately 90.1% of our outstanding shares and will therefore become our controlling shareholders.

            - We will become a Delaware corporation and no longer be a Nevada corporation.

            -     Our name will be changed to Drinks Americas Holdings, Ltd.

            -     Our outstanding shares will be reverse split one-for-ten.

            - The total number of shares of common stock which we are authorized to issue will be 100,000,000.

            - We will also be authorized to issue up to 1,000,000 shares of "blank check" preferred stock, which shares may be issued from time to time in one or more series by the Board, with such powers, preferences and other rights as determined from time to time by the Board.

            - We will have a total of approximately 49,222,484 shares of common stock outstanding and those who were our shareholders before the transactions will collectively hold approximately 4,058,699 of those shares.

            -     Our only business will be the business of Drinks Americas.

            - Our financial statements will be the financial statements of Maxmillian Partners, LLC ("MAXMILLIAN") and its affiliates. Maxmillian owns approximately 99% of the Capital Stock of Drinks Americas and Maxmillian together with the owner of the remaining 1% of Drinks Americas' Capital Stock collectively own approximately 77% of the membership interests in Mixers.

            - The shareholders of Drinks Americas will select our new management, new Board of Directors and new auditors.

                            MERGER AND SHARE EXCHANGE

                  The Merger and the Share Exchange are parts of the same transaction. We will be completing the Merger as a condition to completing the Share Exchange. The Merger will allow us to complete the Share Exchange as a Delaware corporation and with a name designated by Drinks Americas, and will provide us with a sufficient number of authorized shares of common stock for us to complete the Share Exchange.

                  Newco will be a Delaware corporation with 100,000,000 authorized shares of common stock, 1,000,000 authorized shares of "blank check" preferred stock ("PREFERRED STOCK") and no other authorized capital stock. Attached hereto as Attachment A is the form of Certificate of Incorporation of Newco which will be filed with the Secretary of State of the State of Delaware to form Newco. The terms of our merger into Newco (which are set forth in the Agreement and Plan of Merger, the form of which is attached hereto as Attachment B, to be entered into by Newco and the Company) will provide that Newco will be the surviving corporation and that all of the outstanding shares of our Old Common Stock will be exchanged for shares of New Common Stock at a ratio of ten shares of Old Common Stock for one share of New Common Stock. This is effectively a one-for-ten reverse split of the Old Common Stock in which the 40,586,993 total shares of Old Common Stock outstanding as of the date of this Information Statement will be exchanged for approximately 4,058,699 shares of New Common Stock. Under our current Nevada certificate of incorporation (which authorizes 50,000,000 shares of common stock), given our 40,586,993 shares of Old Common Stock outstanding, we do not have a sufficient number of authorized shares of Old Common Stock available to be able to complete the Share Exchange. The "reverse split", together with the authorization of 100,000,000 shares of New Common Stock, results in our having a sufficient number of authorized shares available to complete the Share Exchange. In addition, since Newco will be the surviving entity in the Merger, we will have changed our name to the name of Newco as a result of the Merger.

                  As soon as practicable after the Merger, we will complete the Share Exchange. The Share Exchange will result in our acquiring all of the outstanding shares of capital stock (or 200 shares) of Drinks Americas from its two shareholders and all of the membership interests in Mixers. As part of the Share Exchange, we will be issuing to Drinks Americas' shareholders, to two advisors to Drinks Americas and to Mixers' members an aggregate of approximately 45,163,792 shares of New Common Stock. Of such 45,163,792 shares, Drinks Americas' shareholders will receive, in their capacity as such, pro rata to their Drinks Americas share ownership, an aggregate of approximately 42,963,792 shares (or 87.28%), Stanley Altschuler and Richard Cooper, advisors to Drinks Americas, will receive, in the aggregate, 1,800,000 shares (or 3.66%) and Mixers' members will receive an aggregate of 400,000 shares (.008%). Of the approximately 49,222,485 shares of New Common Stock to be outstanding immediately after the Share Exchange is completed, our current shareholders will together hold approximately 8.25% (or approximately 4,058,699 shares). The two Shareholders of Drinks Americas own approximately 77% of the membership interests in Mixers and therefore, as members of Mixers, will receive shares of New Common Stock in connection with our acquisition of their interests in Mixers. Drinks Americas Shareholders will own approximately 87.91% of our shares. Maxmillian as the largest shareholder of Drinks Americas (99%) and as the member with the largest interest in Mixers (approximately 55% of the membership interests), will receive approximately 43,185,792 shares of New Common Stock (representing approximately 87.74% of the shares of New Common Stock to be outstanding) and will become our largest shareholder. Except as described in this paragraph, no other single shareholder will become a holder of 5% or more of the outstanding shares of New Common Stock following the Share Exchange.

"REVERSE SPLIT"

                  We believe that the "reverse split" is necessary because, without it, we will have over 492 million shares issued and outstanding after giving effect to the Merger and the Share Exchange and would have to authorize hundreds of millions of shares of common stock in our certificate of incorporation. Having fewer shares outstanding and authorized will help us to reduce franchise tax obligations. We also believe that having the smaller number of shares outstanding will help us to develop a trading market for our shares and potentially in the future and depending on the success of our business in the future list our shares on Nasdaq or a national stock exchange given their requirements for a minimum per share trading price.


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

NO FRACTIONAL SHARES

                  We will not be issuing fractional shares when the Old Common Stock is "reverse split" into, and exchanged for, shares of New Common Stock. Any holder of a number of shares of Old Common Stock not evenly divisible by 10 will receive a full share of New Common Stock in lieu of a fractional share. In other words, the number of shares of New Common Stock to be issued to our shareholders will be rounded up to the nearest whole number. Given that the value of any fractional share will likely be small, we believe that this method is preferable to paying cash in lieu of issuing fractional shares. Also, paying cash in lieu of fractional shares would have the effect of cashing out and eliminating any holder of fewer than ten shares of Old Common Stock. Because we will not be paying cash for fractional shares, our "reverse split" will not have the effect of reducing the number of our shareholders.

  PREFERRED STOCK

                  Newco's Certificate of Incorporation gives the Board the authority to issue up to 1,000,000 shares of Preferred Stock. The effect of such authorization of the Preferred Stock is summarized below and the full text of Newco's Certificate of Incorporation is set forth as Attachment A to this Information Statement.

                  Preferred Stock may be issuable from time to time, in one or more series and in any manner permitted by law, as determined from time to time by the Board. The Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions, as the Board determines.

                  Shares of the Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of the New Common Stock. The Board could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of Newco by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve.

                  We believe that it is desirable to have a sufficient number of shares of Preferred Stock available, as the occasion may arise, for possible financings and acquisition transactions and other proper corporate purposes. Having a sufficient number of shares of Preferred Stock available for issuance in the future would give us greater flexibility by allowing shares of Preferred Stock to be issued without incurring the delay and expense of a special stockholders' meeting. We are not conducting any negotiations and have no present plans, agreements, or understandings, written or oral, regarding acquisitions involving the issuance of Preferred Stock.

                  The shares of Preferred Stock generally would be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law, our governing documents or by the rules of the National Association of Securities Dealers, Inc. or any stock trading medium on which our securities may then be quoted.

                  Although the Board will authorize the issuance of shares of Preferred Stock only when it considers doing so to be in the best interests of stockholders, the issuance of shares of Preferred Stock may, among other things, have a dilutive effect on the earnings and equity per share of New Common Stock and on the voting rights of holders of shares of New Common Stock. The authorization of Preferred Stock also could be viewed as having anti-takeover effects. Although we have no current plans to do so, shares of Preferred Stock could be issued in various transactions that would make a change in control of the Company more difficult or dilute the stock ownership of a person seeking to obtain control. We are not aware of any effort to accumulate shares of New Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the shares of authorized Preferred Stock for anti-takeover purposes

                              INFORMATION ABOUT US

                  Information about us is set forth in the Annual Report on Form 10-KSB of Gourmet Group, Inc. for the year ended June 30, 2004, and our Quarterly Report on Form 10-QSB for the period ended September 30, 2004, copies of which are attached hereto as Attachment C. A copy of that annual report was filed with the Securities and Exchange Commission and is incorporated herein by reference.

DESCRIPTION OF SECURITIES

                  Our authorized capital stock consists of 50,000,000 shares of Old Common Stock, par value $.001 per share, of which 40,586,993 shares are issued and outstanding before the Merger and Share Exchange. After the Merger and Share Exchange, we will have authorized capital stock consisting of (a) 100,000,000 shares of New Common Stock, par value $.001 per share, of which approximately 49,222,485 shares will be issued and outstanding, and (b) 1,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares will be issued or outstanding. We have initiated a private placement to accredited investors (the "PRIVATE PLACEMENT") of up to $1,500,000 of 10% convertible promissory notes of which $887,500 have been issued as of September 30, 2004. Pursuant to the terms of this offering, all of the proceeds have been lent to Drinks Americas. These notes are convertible into shares of Newco Common Stock at $.75 per share. If we issue the maximum amount of promissory notes offered in the Private Placement and all of these notes are subsequently converted into New Common Stock, 2,000,000 shares of New Common Stock would be issued to these investors, and such issuance will have the effect of diluting the percentage share ownership of all of our existing shareholders. If the maximum number of shares of New Common Stock which may be issued in the Private Placement are issued, we would have up to 51,222,485 shares of New Common Stock outstanding, of which our current shareholders will own approximately 7.92% and Drinks Americas' Shareholders will own approximately 84.31%. With the exception of these convertible promissory notes now outstanding and those that might be issued in the private placement, we do not have or expect to have outstanding any options, warrants or other securities convertible into shares of our capital stock and will not have any such convertible securities outstanding upon completion of the Merger and the Share Exchange.

                  With respect to both the Old Common Stock and the New Common
Stock: Holders of shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares do not have cumulative voting rights. Holders of shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.


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

All of the outstanding shares are, and the shares to be issued in connection with the Merger and the Share Exchange will be, when issued and delivered, fully paid and non-assessable. Holders of shares have no preemptive rights to purchase shares of our capital stock. There are no conversion or redemption rights or sinking fund provisions with respect to our shares.

DISSENTERS' RIGHTS

                  Our shareholders have a right to dissent as to the Merger and Share Exchange and have the right to be paid the fair value of their shares. However, given that we have only nominal assets and over 40 million shares outstanding, our belief is that the fair value of each share is de minimis. If you would, nevertheless, like to dissent, you must provide a written notice of such dissent to us, at our New York address, within forty (40) days after the mailing of this Information Statement. Our notice to you of your dissenter's rights is attached as Attachment D, which attachment also includes a form that you may use for demanding payment for your shares. Within sixty (60) days after the mailing of this Information Statement, you must deliver to us the certificate or certificates representing the shares with respect to which you are dissenting or other evidence of ownership so that we may make notation thereon that such demand has been made. Please refer to the Nevada General Corporate Law, Sections 92A.480 to 92A.500 for procedures to be followed in the event the Company and the dissenting shareholder cannot agree on the fair value of the dissenting shares.

                        INFORMATION ABOUT DRINKS AMERICAS

                  Drink's Americas was organized under the laws of the State of Delaware on September 24, 2002. Drinks Americas markets and distributes alcoholic and non-alcoholic beverages often associated with icon celebrities. Drinks Americas was founded by individuals with substantial experience and expertise in this industry.

                  Drinks Americas' strategy is to take advantage of celebrity and icon brands and the strategic relationships its management team has established throughout their careers. Drinks Americas distributes its products with the support of established distributors, all of which are already well known to Drinks Americas' management team from prior business dealings with them in the beverage industry. Drinks Americas' management's relationships with manufacturers, distillers, development/research companies and bottling concerns and retail customers provide the foundation through which Drinks Americas expects to grow its business in the future. These relationships and the contractual understandings between the parties will depend upon the services performed. Drinks Americas expects that its strategy will minimize its need to invest heavily in fixed assets.

                  Drinks Americas has fifteen full time employees, including officers and managers, and one part time employee.

                  The major alcoholic products distributed by Drinks Americas include Old Whiskey River Bourbon and Bourbon Cream, Y Sake, Aguila Tequila, Cohete Rum Guarana and Xanadu/Normans wines. Old Whiskey River Bourbon is marketed in association with Willie Nelson, a renowned country western entertainer, and Y Sake in association with Roy Yamaguchi, a renowned Japanese chef.

                  In December 2002, Drinks Americas purchased 25% interests in Old Whiskey River Distilling Company, LLC and Y Sake, LLC, which own or license the related trademarks and trade names associated with these products. Drinks


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

Americas holds the exclusive worldwide distribution rights for each of these products.

                  In December 2003, Drinks Americas expanded the Old Whiskey River line and introduced Old Whiskey River Bourbon Cream. Old Whiskey River Bourbon has been featured on Food Channel's Emeril Live as well as Celebrity Food Finds and other television programs. This line of products is available nationally at Texas Roadhouse Restaurant chains as well as other outlets with specific Willie Nelson promotions.

                  Similarly Y Sake has benefited from the celebrity of Chef Roy Yamaguchi, who has been featured on Food Network and also is associated with a chain of more than 30 Roy's restaurants now owned by Outback Steakhouse where the product is served.

                  Drinks Americas owns a 52% interest in the trademark and an option to acquire an additional 23% interest, for Aguila Tequila, a premium 100% Blue Agave Tequila, produced by a distillery in Mexico, which is marketed with its icon label, the North American Eagle. With the exception of Mexico, Drinks Americas has the exclusive worldwide distribution rights for this product.

                  Drinks Americas has developed and owns the trademark and formula for Cohete Rum, a Cuban style rum produced in Panama. Drinks Americas launched this product in September, 2004. Cohete Rum has been awarded silver medals from the International Beverage Tasting Institute. Drinks Americas also has the exclusive right to distribute Norman Wines in the continental United States. The Normans Winery is the oldest in Australia, established in 1853.

                  Drinks Americas non-alcoholic product offerings include Swiss Gourmet Tea, known as Swiss T and Paul Newman Sparkling Lemonade. Drinks Americas owns the Swiss T trademark and is the exclusive worldwide distributor of this product. Swiss T is imported from Switzerland and produced for Drinks Americas under a production agreement with Rauch GMBH, one of the largest Juice production companies in Europe. Swiss T is marketed as a premium product sold in up-scale food stores like the Whole Foods chain, gourmet delicatessen and specialty shops.

                  Paul Newman Sparkling Lemonade is a new product and was developed by Paul Newman Foods in association with Drinks Americas. Drinks Americas has the rights to market and distribute this product in connection with a November New York City test launch for this new product. Drinks Americas has also begun distribution of this product in Florida. Paul Newman Sparkling Lemonades come in 16oz. glass bottles in lemonade, lemon lime, orange mango, blackberry and raspberry kiwi flavors. Based upon on the market's reaction to this product, Drinks Americas expects to distribute this product throughout the United States.

                  Drinks Americas has incurred substantial operating losses and negative cost flows from its inception. Management expects a reduction in operating losses in 2005 as a result of increased sales due to increased demand for its existing products, and the introduction of new products. Drinks Americas ability to operate profitably will depend on various factors including market acceptance of its products and its ability to secure the financing necessary to expand its business, of which there can be no assurance.


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

REGULATORY APPROVALS REQUIRED

                  There are no federal or state regulatory requirements that we must comply with or approvals that we must obtain in connection with the Merger and the Share Exchange.

SELECTED COMBINED FINANCIAL DATA OF MAXMILLIAN

                  The following table sets forth selected combined financial data for Maxmillian Partners, LLC and Affiliates, for the periods and the dates indicated. The combined statement of operations for the years ended April 30, 2004 and 2003 and the balance sheet data as of April 30, 2004 and April 30, 2003 set forth below have been audited by Bernstein & Pinchuk, independent certified public accountants, whose report thereon indicated a qualification on these financial statements. The selected financial data should be read in conjunction with, and are qualified in their entirety by, the Combined Financial Statements of Maxmillian and affiliates and related Notes and other financial information included in Attachment E. Attachment F includes the consolidated balance sheet as of September 30, 2004 and consolidated statements of operations, changes in members deficit and cash flows for the five month periods ended September 30, 2004 and 2003; such statements becoming consolidated as the result of Maxmillian recently acquiring a controlling interest in the affiliate, Maxmillian Mixers, LLC.


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

COMBINED STATEMENT OF OPERATIONS DATA
         FOR THE YEARS ENDED APRIL 30:
         (IN THOUSANDS)


                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS
                       YEARS ENDED APRIL 30, 2004 AND 2003

                                                           2004                 2003
                                                           ----                 ----
Net sales                                            $     1,354,453      $       367,648

Cost of goods sold                                         1,125,332              349,305

         Gross Profit                                        229,121               18,343

Selling, general and administrative expenses               3,190,849            2,707,015

         Loss before other expenses                       (2,961,728)          (2,688,672)

Other expenses
     Loss from termination of business combination                 -              300,000
     Interest expense                                         42,346                4,381

                                                              42,346              304,381

     Net loss                                        $    (3,004,074)     $    (2,993,053)

                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                             COMBINED BALANCE SHEETS
                          AS OF APRIL 30, 2004 AND 2003

                              ASSETS                                       2004                 2003
                                                                           ----                 ----

CURRENT ASSETS
     Cash                                                              $     103,768       $       93,904
     Accounts receivable, net of allowance of $26,.000 in 2004
         and $68,800 in 2003                                                 114,415              187,730
     Due from factor, net of allowance of $10,000                             34,133                    -
     Inventories                                                             856,257              239,333
     Other current assets                                                     16,153                2,254

                  Total Current Assets                                     1,124,726              523,221

     Property, furniture and equipment - at cost, net of
         accumulated depreciation and amortization of $44,808 in
         2004 and $15,428 in 2003                                             98,783              128,164

     Investment in Equity Investees                                            9,982                3,327

     Intangibles                                                             721,160              643,477

     Other                                                                    25,494               24,994

                                                                     $     1,980,145      $     1,323,183


                           LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                                $     1,839,003      $       921,591
     Notes and loans payable.                                                829,383              397,271
     Accrued expenses                                                      1,520,894              379,382

                  Total current liabilities                                4,189,280            1,698,244

Members' deficit                                                          (2,209,135)            (375,061)

                                                                     $     1,980,145      $     1,323,183

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

                  The following discussion and analysis summarizes the significant factors affecting (1) combined results of operations of Maxmillian Partners, LLC and Affiliates for fiscal 2004 compared to Fiscal 2003 and (2) financial liquidity and capital resources for fiscal 2004. This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included as Attachment E to this item. As used in this section "we" refers to Maxmillian, Drinks and Mixers, collectively.

RESULTS OF OPERATIONS

                  Net Sales. Net sales were $1,354,453 in fiscal 2004, compared to net sales of $367,648 in fiscal 2003. We began selling our products in November 2002, so that fiscal 2003 net sales results do not reflect a full year. The increase in net sales in fiscal 2004 compared to fiscal 2003 was also due to
(i) successful introduction of our existing products into new states and improved pricing and sales promotions in existing markets ($611,805) and (ii) the introduction of new products ($375,000).

                  Gross Profit. Gross profit was $229,121 in fiscal 2004 (16.9% of net sales), compared to gross profit of $18,343 in fiscal 2003 (4.9% of net sales). The significant increase was primarily due to the (i) successful introduction of our existing products into new states and the introduction of new products in 2004 ($95,436), (ii) the elimination in 2004 of significant customer allowances and production costs associated with our start-up which we incurred in 2003 ($52,346) and (iii) improvements in pricing and purchasing and product mix models in 2004 ($62,996).

                  Selling, General and Administrative Expenses. Selling, general and administrative expenses were $3,190,849 in fiscal 2004, an increase of 17.9% from expenses of $2,707,015 in fiscal 2003. The increase was primarily due to increases in (i) payroll and payroll related expenses associated with additional personnel of $668,991, (ii) sales commissions and entertainment expenses of $199,355 and (iii) additional warehousing expenses due to higher inventory levels and various other operating expenses of $99,409 in fiscal 2004. These increases were offset by decreases in marketing and product development expenses in 2004 caused by the execution of more efficient spending plans compared to fiscal 2003 of $235,757, and the elimination of various one-time legal expenses of $248,164 incurred in fiscal 2003.

                  Other Expense. Other expenses were $42,346 in fiscal 2004, a decrease of 86.1% from other expenses of $304,381 in fiscal 2003. The significant decrease was due to a non-recurring loss of $300,000 incurred in 2003, representing a deposit we made in connection with a potential acquisition which we abandoned in fiscal 2003 due to uncertainty regarding the impact of the war in Iraq on the acquisition candidate's French wine business. We also incurred increased interest expense in 2004 as compared to 2003 of $37,965 due to increased borrowings.

IMPACT OF INFLATION

         Inflation has not had a material effect on our results of operations.

FINANCIAL LIQUIDITY AND CAPITAL RESOURCES

GENERAL

                  We have experienced net losses and negative cash flows from operations and investing activities in each of our two years since inception. Through April 30, 2004 we had accumulated losses of $6,686,501 and had consumed cash from operating and investing activities in our first two fiscal years of $4,525,839. We financed our operations and investments from inception principally through individual private placements of our membership units, related party loans and advances under our factoring facility.

                  Subsequent to the close of our fiscal year end, we entered into share exchange with Gourmet Group, Inc., which may provide for, among other things, debt financing available through Gourmet Group in an aggregate amount not expected to exceed $1,500,000. We borrowed $887,500 through September 30, 2004. We expect these loans to be converted into equity.

                  In addition in fiscal 2004 we entered into a factoring agreement by which we assign a substantial amount of our accounts receivables to a factor without recourse as to bad debts, but with recourse as to all customer claims. The agreement enables us to receive cash advances from the factor of 70% of the value of the customer invoice at date of invoicing. Further, in May 2004 we secured an unsecured bank credit facility for borrowings of up to $200,000, guaranteed by one of our members.

                  We anticipate that these proceeds together with the anticipated cash flow from what we expect to be significantly increased sales and gross profits in fiscal 2005, and a new credit facility allowing for greater borrowings which we hope to secure, should provide adequate capital to fund our operations and investing activities in fiscal 2005. However in the event that we are not able to achieve all or part of our plan, it will materially affect our ability to attain profitable operations, generate positive cash flows from operating and investing activities and materially expand the business in fiscal 2005.

                  During fiscal 2003 and 2004, we entered into a borrowing agreement with one of the members of Maxmillian for an aggregate of $400,000, with the entire principal required to be repaid by January 2004, together with interest at 8% per annum. The repayment terms of this loan were subsequently modified and the amounts borrowed were repayable based on one-third of all cash distributions we receive under our factoring facility. As of November 15, 2004 and September 30, 2004, the outstanding principal balance owed on this loan was $131,809 and $140,647, respectively. In addition that same member loaned the Company $375,000 with interest currently at 10% per annum, with no specific repayment terms. The entire amount of the loan remains outstanding.

                  In fiscal 2003 we acquired distribution rights and trademarks to certain alcoholic brands, for $475,000 of which $225,000 was evidenced by our promissory note. The Note's original maturity date of June 2003 was extended by the parties and the Note was satisfied in full in November 2004.

OFF BALANCE SHEET ARRANGEMENTS

                  Not applicable.

CRITICAL ACCOUNTING POLICIES

                  Our significant accounting policies are more fully described in Note 2 to the financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. We believe that the following critical accounting policy is subject to estimates and judgements used in the preparation of the financial statements:

                  Long Lived Assets. Long-lived assets, including intangible assets, property, furniture and equipment are reviewed for impairment when events or circumstances indicate that the carrying value may not be recoverable based on certain judgements and estimates. These judgements and estimates include the determination of an event indicating impairment; the future undiscounted cash flows to be generated by the asset, including the estimated life of the asset and likelihood of alternative courses of action; and risks associated with those cash flows. An impairment charge is recorded equal to the difference between the carrying amount of the asset and its fair value.

                  Useful lives of long-lived assets are based on management's estimates of the periods that the assets will be productively utilized in the revenue-generation process. Factors that affect the determination of lives include prior experience with similar assets and product life expectations and management's estimate of the period that the assets will generate revenues.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

                  We do not hold instruments that are sensitive to changes in interest rates, foreign currency exchange rates or commodity prices. Therefore, we believe that we are not materially exposed to market risks resulting from fluctuations from such rates or prices.

FORWARD LOOKING STATEMENTS

                  Some statements and information contained in this Information Statement are not historical facts, but are forward-looking statements. They can be identified by the use of forward-looking words such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates," or other comparable words, or by discussions of strategy, plans or goals that involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. We warn you that these forward-looking statements are only predictions, subject to risks and uncertainties. Actual events or results can differ materially from those expressed or implied as a result of a variety of factors, including those described in this document, including market acceptance of Drinks Americas' products in the marketplace and the Company's ability to secure sufficient financing to expand Drinks Americas' business after Closing.

                          MANAGEMENT OF DRINKS AMERICAS

The directors and officers of Drinks Americas are as follows:

--------------------- ---------- ------------------------------------------------------------
NAME                  AGE        POSITIONS AND OFFICES
--------------------- ---------- ------------------------------------------------------------
J. Patrick Kenny      48         Chairman of the Board of Directors, Chief Executive Officer
--------------------- ---------- ------------------------------------------------------------
Bruce Klein           48         Vice Chairman of the Board of Directors
--------------------- ---------- ------------------------------------------------------------
Don Hammond           50         President, Chief Operating Officer
--------------------- ---------- ------------------------------------------------------------
Fabio Berkowicz       54         Chief Financial Officer
--------------------- ---------- ------------------------------------------------------------
Marvin Traub          79         Member, Board of Directors
--------------------- ---------- ------------------------------------------------------------
Thomas Schwalm        60         Member, Board of Directors
--------------------- ---------- ------------------------------------------------------------

                         SHAREHOLDERS OF DRINKS AMERICAS

         Listed below are persons who after the Share Exchange is completed will beneficially hold 5% or more of our outstanding capital stock and officers and directors of Drinks Americas who on completion of the Share Exchange will beneficially hold any shares of our outstanding capital stock.

         The share number next to each such person's name indicates the approximate number of shares of New Common Stock which will be beneficially owned by such person after the Share Exchange is closed and the percentage in parenthesis next to each such share number indicates the approximate percentage which each such share number would constitute out of the total number of shares of New Common Stock expected to be outstanding upon completion of the Share Exchange.

         ------------------------------------------------------------- -------------
         J. Patrick Kenny      15,731,995 shares of New Common Stock        (31.9%)
         ------------------------------------------------------------- -------------
         Kenneth Close         11,202,630 shares of New Common Stock(1)     (22.8%)
         ------------------------------------------------------------- -------------
         Bruce Klein           10,691,015 shares of New Common Stock(2)     (21.7%)
         ------------------------------------------------------------- -------------
         Thomas Schwalm         1,900,690 shares of New Common Stock(3)      (3.9%)
         ------------------------------------------------------------- -------------
         Fabio Berkowicz        1,707,217 shares of New Common Stock         (3.5%)
         ------------------------------------------------------------- -------------
         Don Hammond              451,701 shares of New Common Stock         (1.0%)
         ------------------------------------------------------------- -------------
         Marvin Traub             153,414 shares of New Common Stock           *(4)
         ------------------------------------------------------------- -------------

                     FINANCIAL STATEMENTS OF DRINKS AMERICAS

         The Combined Financial Statements of Maxmillian Parties, LLC and Affiliates for the fiscal years ended April 30, 2004 and April 30, 2003, including the Report of Independent Auditor, and the consolidated balance sheet as of September 30, 2004 and the consolidated statements of operations, changes in members deficit and cash flows for the five month periods ended September 30, 2004 and 2003, are attached to this Information Statement as Attachments E and F, respectively, and are a part of this Information Statement.


--------
(1) Includes shares owned by Nexcomm International Beverage, LLC, of which Mr. Close is the manager.
(2) Includes shares owned by Peter Christian and Associates, LLC, of which Mr. Klein is the manager.
(3) Includes shares owned by Greenwich Beverage Group, LLC, of which Mr. Schwalm is the manager.
(4)   Less than 1.0%.

                           INCORPORATION BY REFERENCE

         A copy of the Annual Report on Form 10-KSB of Gourmet Group, Inc. for the year ended June 30, 2004, previously filed with the Securities and Exchange Commission, including the financial statements and related notes thereto and the report of independent auditor, is attached to this Information Statement as Attachment C. Such Annual Report is incorporated herein by reference. The Combined Financial Statements of Maxmillian Parties, LLC and Affiliates for the years ended April 30, 2004 and 2003, including the Report of Independent Auditor, and the consolidated balance sheet as of September 30, 2004 and the consolidated statements of operations, changes in members deficit and cash flows for the five month periods ended September 30, 2004 and 2003, are attached to this Information Statement as Attachments E and F, respectively and are incorporated herein by reference.


                                          By order of the board of directors,


                                          Frederick Schulman
December __, 2004                         President

                                                                    ATTACHMENT A


                                     FORM OF
                         CERTIFICATE OF INCORPORATION OF
                         DRINKS AMERICAS HOLDINGS, LTD.

                          CERTIFICATE OF INCORPORATION

                                       OF

                         DRINKS AMERICAS HOLDINGS, LTD.


         The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

         FIRST: The name of this corporation is Drinks Americas Holdings, Ltd.

         SECOND: Its Registered Office in the State of Delaware is to be located at 615 South Dupont Highway, Dover, 19901, County of Kent. The Registered Agent in charge thereof is National Corporate Research, Ltd.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Hundred and One Million (101,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.001 per share, and One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share.

         The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

         FIFTH: The name and mailing address of the incorporator are as follows:

               NAME                 MAILING ADDRESS
               ----                 ---------------

               Joseph L. Cannella   Fischbein o Badillo o Wagner o Harding
                                    909 Third Avenue
                                    New York, NY 10022

         SIXTH: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

         SEVENTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

         EIGHTH: The Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-laws of the corporation




Dated on this ______ day of ______, 2004.



                                                     -----------------------
                                                     Incorporator

                                                                    ATTACHMENT B


                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER

                   BETWEEN DRINKS AMERICAS HOLDINGS, LTD. AND

                               GOURMET GROUP, INC.


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated this _____ day of _________, 2004 (the "Agreement"), pursuant to Sections 251(f) and 252 of the General Corporation Law of the State of Delaware and Section 92A.100 of the Nevada General Corporate Law, between DRINKS AMERICAS HOLDINGS, LTD., a Delaware corporation (the "Drinks Americas"), with a principal office at 372 Danbury Road, Wilton, Connecticut 06897 and GOURMET GROUP, INC., a Nevada corporation (the "Gourmet") with a principal office at 241 Fifth Avenue, Suite 302, New York, New York 10016.

                                WITNESSETH THAT:

         WHEREAS, Gourmet caused Drinks Americas to be formed in the State of Delaware in order that Gourmet, through merger into Drinks Americas, could change Gourmet's domicile to Delaware and effect a reverse split of its outstanding shares of common stock, among other reasons; and

         WHEREAS, Drinks Americas has not issued any shares of its capital stock and has no shareholders and its Sole Director desires that Gourmet be merged into Drinks Americas; and

         WHEREAS, Drinks Americas, subject to the laws of the state of Delaware, and Gourmet, subject to the laws of the state of Nevada, are the constituent parties to this Agreement and desire to merge into a single corporation.

         NOW, THEREFORE, Drinks Americas and Gourmet, in consideration of the premises and the mutual covenants, agreements and provision contained herein, do hereby prescribe the terms and condition of said merger and plan of carrying the same into effect, as follows:

         FIRST: Gourmet is hereby merged into Drinks Americas, with Drinks Americas being the surviving entity (the "Surviving Corporation").

         SECOND: There are no shares of stock of Drinks Americas heretofore issued and outstanding and Drinks Americas does not have any shareholders prior to this merger. There are 40,586,993 shares of Common Stock of Gourmet, and no other shares of capital stock of Gourmet, currently outstanding. Each outstanding share of capital stock of each constituent corporation is entitled to one vote. Upon filing of a Certificate of Merger with respect to the merger with the Secretary of State of Delaware and the Secretary of State of Nevada,
(i) each ten (10) outstanding shares of Common Stock of Gourmet, $.001 par value per share, shall automatically be converted into one (1) share of Common Stock, $.001 par value per share, of Drinks Americas and (ii) after such coversion, if any shareholder of Gourmet holds a number of shares of Gourmet Common Stock not evenly divisible by ten (10), such remaining shares held by each holder will automatically be converted into one (1) full share of Drinks Americas Common Stock rather than into a fractional share of Drinks Americas Common Stock.

         THIRD: The terms and conditions of the merger are as follows:

         a) The Certificate of Incorporation of Drinks Americas, as it exists immediately prior to this merger, shall be the Certificate of Incorporation of the Surviving Corporation;

         b) The By-Laws of Drinks Americas as they exist on the effective date of this merger shall be and remain the By-Laws of the Surviving Corporation, until the same shall be altered, amended or repealed as therein provided;

         c) The directors and officers of Drinks Americas shall continue in office as the directors and officers of the Surviving Corporation, until the next annual meeting of stockholders and/or until their successors shall have been elected and qualified;

         d) This merger shall become effective upon filing of the Certificates of Merger, in the forms of Exhibit A and Exhibit B hereto, respectively, with the Secretary of State of Delaware and the Secretary of State of Nevada, respectively; and

         e) Upon the effectiveness of the merger as provided herein, all of the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Gourmet shall be transferred to, vested in, and devolve upon the Surviving Corporation.


IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by the Sole Director of Drinks Americas (pursuant to Section 251(f) of the Delaware General Corporation Law) and the Board of Directors and the Shareholders of Gourmet, have caused this Agreement and Plan of Merger to be executed by the President of Drinks Americas and the President of Gourmet, as the respective act, deed and agreement of each of the parties to this Agreement, on the date first set forth above.



DRINKS AMERICAS HOLDINGS, LTD.         GOURMET GROUP, INC.



By: ____________________________       By: ________________________________
Name:                                  Name:
Title:                                 Title:

                                                                    ATTACHMENT C


                               GOURMET GROUP, INC.
                          ANNUAL REPORT ON FORM 10-KSB

                        For the year ended June 30, 2004



                        QUARTERLY REPORTS ON FORM 10-QSB

                     For the period ended September 30, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB

[X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended June 30, 2004

[_] Transition Report under Section 13 of 15(d) of the Securities Exchange Act of 1934

         For the transition period from ___________ to ___________

                       Commission file number 33-55254-10

                               GOURMET GROUP, INC.

                 (Name of small business issuer in its charter)


          Nevada                                          87-0438825
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                         Identification No.)


       241 Fifth Avenue, Suite 302, New York, NY            10016
        (Address of principal executive offices)         (Zip code)

         Issuer's telephone number, including area code: (212) 686-1511

       Securities registered under Section 12(b) of the Exchange Act: None

       Securities registered under Section 12(g) of the Exchange Act: None

Check  whether  the issuer  (1) has filed all  reports  required  to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X] No [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

There were no revenues for the issuer's fiscal year ended June 30, 2004.

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, as of a specified date within the last 60 days. On September 10, 2004:
$0 based on the close of the Company's common stock on September 10, 2004 at $.00 per share.



         State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date. Gourmet Group, Inc. had 40,586,993 shares of common stock outstanding as of September 10, 2004.


    Transitional Small Business Disclosure Format (check one): Yes [ ] No [X]

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS.

OVERVIEW

Gourmet Group, Inc. ("Gourmet Group" ) is a dormant holding company holding with a dormant subsidiary, World Seair Corporation (together, the Company). In May, 2002, Gourmet Group sold its operating subsidiary, Our Food Products Group, Inc, d/b/a Jardine Foods ("Jardine Foods"), a specialty food manufacturer and marketer. The Company currently has no operations, and has been working to acquire an operating business through purchase or merger.

HISTORY AND PROSPECTS

Gourmet Group was incorporated in the state of Nevada on July 9, 1986 under the original name of Vicuna, Inc (Vicuna). Vicuna was organized to raise capital and then seek out, investigate and acquire any suitable asset, property or other business potential. In connection with an Agreement and Plan of Reorganization dated May 22, 1998, Vicuna acquired World Seair Corporation, a private Florida corporation incorporated in June 1997. As a part of the acquisition of World Seair Corporation, Vicuna amended its Articles of Incorporation to provide for a name change to Seair Group, Inc. (Seair) on May 26, 1998.

On September 28, 2000, Seair entered into an Agreement and Plan of Share Exchange with Jardine Foods, a privately-held Texas corporation. Pursuant to the agreement, Seair acquired 7,984,194 shares of Jardine Foods Class B Common Stock, which constituted all of the outstanding capital stock of Jardine Foods, in exchange for issuing a total of 25,089,723 restricted shares of Seair's common stock, $0.001 par value. As a part of the acquisition of Jardine Foods, Seair amended its Articles of Incorporation to provide for a name change to Gourmet Group in September 2000.

Jardine Foods was formed on May 18, 1998, for the purpose of acquiring the assets of Amigos First Partners, LP (Amigos), which was the company that had previously operated the business described in the Overview above. On October 13, 1998, Jardine Foods acquired the assets and assumed substantially all of the liabilities of Best of the West, Inc., and Simple Times, Inc. (collectively referred to as Best of the West). Jardine Foods accounted for the acquisitions of Amigos and Best of the West under the purchase method of accounting, and recorded a combined purchase price of approximately $6.3 million.

On September 28, 2000, all of the outstanding stock of Jardine Foods was acquired by Gourmet Group, in exchange for 3.142424 shares of Gourmet Group common stock for each share of Jardine Foods common stock. Immediately prior to this acquisition, each outstanding share of Jardine Foods preferred stock was automatically converted to approximately 1.45 shares of Jardine Foods common stock. In addition, outstanding options to purchase common stock of Jardine Foods were exchanged for options to purchase Gourmet Group common stock based on the exchange ratio discussed above. The acquisition was accounted for as a recapitalization of Jardine Foods for financial reporting purposes, and, therefore, Jardine Foods was considered the predecessor company.

Jardine Foods secured a $2 million line of credit and two notes payable (together, the "First Lien") with a commercial lender, and a $1.75 million subordinated note payable to a finance company (the " Finance Company"). The First Lien was secured by all tangible and intangible assets of Jardine Foods. The Finance Company had (i) a subordinated lien on Jardine Foods' assets, and
(ii) a collateral pledge of 7,984,194 shares of common stock of Jardine Foods (the "Stock") owned by Gourmet Group, constituting all of the issued and outstanding stock of Jardine Foods. The First Lien and the subordinated note required the maintenance of certain financial ratios and other financial covenants. The Company was not in compliance with certain of the financial ratios as of March 31, 2002, and was not able to obtain waivers from the lenders. The Company received letters of acceleration from the commercial lender holding the First Lien as well as from the Finance Company, declaring the First Lien and the subordinated note to be immediately due and payable.

Arising out of the negotiations and efforts to resolve the debt acceleration, on April 12, 2002, a nominee of the Finance Company entered into an option agreement (the "Option") to purchase the Stock (or assets) of Jardine Foods from Gourmet Group.

On May 28, 2002, the Finance Company exercised the Option to purchase the Stock for agreed considerations. Any remaining disputes between the Company and the Finance Company were settled on October 15, 2002 after litigation and arbitration. The specific terms and conditions of the settlement agreement between the parties are the subject of a mutual confidentiality agreement.

SUBSEQUENT EVENTS

Since selling Jardine Foods and settling with the Finance Company, the Company has pursued the acquisition (or other combination) of various operating businesses. On June 9, 2004, the Company executed a definitive agreement for share exchange with the shareholders of Drinks Americas, Inc. for an exchange of shares that would result in Drinks Americas, Inc. becoming a wholly owned subsidiary of Gourmet Group. Pursuant to the definite agreement of share exchange, the shareholders of Drinks Americas will, at closing, acquire eighty-eight (88%) per cent of the then outstanding shares of Gourmet Group in return for their shares of Drinks Americas. Following the share exchange and related transactions, the current shareholders of Gourmet Group will own approximately eight per cent (8%) of the resultant company. The definitive agreement has various conditions to closing and also obligates Gourmet Group to amend its Article of Incorporation to (i) change the name of Gourmet Group to "Drinks Americas, Inc."; (ii) change the state of organization from Nevada to Delaware; (iii) effect a 10 for 1 reverse split of the common stock of Gourmet Group such that for every ten (10) shares of Gourmet Group owned by current shareholders, they will remain with one (1) share; and (iv) increasing the authorized number of shares to 100 million from 50 million.

Drinks Americas, Inc., based in Wilton, Connecticut, was founded in 2002 by an experienced team of beverage, entertainment, retail and consumer product industry professionals, led by J. Patrick Kenny, a former executive at Joseph E. Seagram & Sons. Drinks Americas specializes in the marketing and distribution of unique, premium alcoholic and nonalcoholic beverages associated with icon entertainers, sports figures, celebrities, and destinations.

Arising out of the transaction described above, on June 21, 2004, the Company initiated a private placement, to accredited investors only, of 10% convertible debentures in an aggregate amount of up to $1.5 million. As of June 30, 2004, $150,000 has been raised and as of September 27, 2004 $762,500 has been raised. Pursuant to the terms of the offering, all proceeds of the offering have been lent to Drinks, pursuant to a borrowing arrangement with the issuance of promissory notes payable to the Company bearing interest at 10% per annum. The principal amount of each note is payable in eight equal quarterly installments, together with accrued interest, commencing one year from each note's issuance date. Accrued interest on each promissory note is payable in full, one year from the note's issuance date. As of balance sheet date, the Company has lent Drinks $45,000 and subsequent to the balance sheet date additional amounts were lent to a total of $788,192.

The convertible debentures provide that, following an actual closing of the share exchange described above, (i) investors have the right to convert their debentures to the Company's common stock within (90) days following the commencement of public trading of the Company's stock, at a price of $0.75 per share; and (ii) following the commencement of public trading, in the event the Company's stock closes at a price of $1.00 or more for ten (10) consecutive trading days, the Company has the right to force the conversion of any remaining debentures into common stock of the Company at a price of $0.75.

In addition to the convertible debentures, the Company, on July 9, 2004, executed a promissory note with Fredrick Schulman, as agent, as lender, bearing interest at 10% per annum (payable quarterly), and with principal, in whole or in part, payable upon demand, in the maximum principal amount of $200,000. Such note allows the Company to draw down up to the maximum amount for a one hundred twenty (120) day period, solely for the purpose of lending any such sums to Drinks Americas, Inc. for its working capital needs.

CURRENT EMPLOYEES

The Company currently has no full-time employees, but the officers and directors continue to expend time and effort to identify, negotiate, and pursue the acquisition of, or merger with, an operating business.

ITEM 2. DESCRIPTION OF PROPERTY.

The Company currently owns no property.

ITEM 3. LEGAL PROCEEDINGS.

There are no material existing or pending legal proceedings to which the Company is a party.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not applicable.

                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's common stock does not generally trade but is quoted under the trading symbol "GOUG." The following table sets forth, for the periods indicated, the range of the high and low bid quotations (as reported by NASD). The bid quotations set forth below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions:



Period                                             Low          High
-------                                           ----        ------


Fiscal Year Ended June 30, 2003
--------------------------------
January 1, 2004 through March 31, 2004           $0.00           $0.00
Apri1, 1, 2004  June 30, 2004                    $0.00           $0.00
July 1, 2004 through September 10, 2004          $0.00           $0.00



As of September 10, 2004, there are approximately 490 holders of record of the Company's common stock for a total of 40,586,993 shares of common stock outstanding.

We have never declared or paid cash dividends on our common stock. We intend to retain any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

For the fourth quarter period ended June 30, 2004, the Company's Board of Directors resolved to issue the following shares:

- 1,884,000 to Fredrick Schulman pursuant to his option to purchase such shares at market value.

We believe that the transaction listed above was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD HARM THE MARKET PRICE OF OUR COMMON STOCK

Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.

Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and the related notes included elsewhere in this Form 10-KSB and which are deemed to be incorporated into this section. This discussion contains forward-looking statements that involve risks and uncertainties.

Certain statements contained in this document that are not historical facts are "forward looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern potential acquisitions and joint ventures, capital expenditures, economic climate, strategic relationships with third parties, liquidity and the Company's strategy. Such forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management's current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's business, financial position and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

OVERVIEW

The Company is a dormant holding company and is working to acquire an operating business through purchase or merger.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 146, " Accounting for Costs Associated with Exit or Disposal Activities" (FAS 146). FAS 146, which will be effective for exit or disposal activities initiated after December 31, 2002, is not expected to have a material impact on the company's results of operation, financial position or cash flows.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" (FAS 148), which amends FAS 123, "Accounting for Stock-Based Compensation", transition requirements when voluntarily changing to the fair value based method of accounting for stock-based compensation and also amends FAS 123 disclosure requirements. FAS 148 is not expected to have a material impact on the company's results of operations, financial position or cash flow.

RESULTS OF OPERATIONS - YEAR ENDED JUNE 30, 2004

The Company did not have any income for the year ended June 30, 2004. Since inception, the Company has not generated income from operations or net income, nor has it generated cash from operations. As such, the Company's operations have been funded primarily by equity and debt financings. Management believes that the Company will continue to be dependent on equity financings and its ability to borrow under debt agreements.

ITEM 7. CONSOLIDATED FINANCIAL STATEMENTS.

The financial information required by this item is set forth beginning on page F-1 following the signature page.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

None

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the directors and executive officers of Gourmet Group, Inc. as of September 10, 2004. A description of their respective backgrounds follows below.



Name                          Age       Position
-----                         ---       --------

Fredrick Schulman             52        Chairman, Chief Executive Officer, and
                                        President

Jeffrey Moore                 34        Director, Vice President, Chief
                                        Financial Officer and Secretary


All of the officers identified above serve at the discretion of the Board of Directors of Gourmet Group, Inc.

Fredrick Schulman. Mr. Schulman, 52, is Chairman, Chief Executive Officer, and President of Gourmet Group, Inc. and , from September 1999 until April 2002 was Jardine Foods President, Chairman, and Chief Executive Officer. Mr. Schulman is currently President of East Coast Venture Capital, a Specialized Small Business Company. Mr. Schulman was previously President of Morgan Kent Group, Inc., a New York based merchant bank, which was once the majority stockholder in Gourmet Group. Prior to joining Morgan Kent Group, Inc., Mr. Schulman was the Director of Investment Banking at RAS Securities Corp, a full service, New York based, securities broker/dealer investment banking firm. Mr. Schulman received his B.A from Clark University in 1974 and his J.D. from Boston College School of Law in 1977. A member of the New York Bar, Mr. Schulman practiced corporate, commercial and real estate law on a full time basis from 1977 to 1983, after which he formed his own investment banking firm specializing in real estate equity and debt finance, and leveraged buy-outs.

Jeffrey Moore. Jeffrey Moore, 34, formerly served on the Board of Directors of Gourmet Group, Inc. from September 1999 until April 2002. Mr. Moore currently serves as Sales Representative for group insurance lines with Guardian Life Insurance Company of America, based in Austin, Texas. From November 2002 until April 2004, Mr. Moore served as Vice President of Business Development with First American Title in Austin, Texas. Prior to this position, Mr. Moore was a Director of Development with Boundless Corporation from January 1997 until
February 2002. Mr. Moore remained a consultant to Boundless Corporation until March 2003. During his tenure with Boundless, Mr. Moore served as President of Merinta, Inc., a Boundless subsidiary, from January 2000 until February 2002. Mr. Moore has served as a Director of CD3 Storage Systems, Inc. since 1999. Mr. Moore received a B.A in Finance from Baylor University in 1993.

DIRECTOR COMPENSATION

We have no established compensation arrangements with our directors, but directors may be reimbursed for their reasonable expenses incurred in connection with the attendance at board and committee meetings. Directors are eligible to receive options to purchase common stock under our option plans.

ITEM 10. EXECUTIVE COMPENSATION.

The following table sets forth information for the fiscal year ended June 30, 2003, concerning the compensation paid and awarded to our Chief Executive Officer and all other executive officers who earned over $100,000 (named executive officers) during the 2003 fiscal year.

Summary Compensation Table



                                                      Annual Compensation                Long Term Compensation Awards
                                                      -------------------                -----------------------------
                                                                         Other           Securities
Name and                        Fiscal                                   Annual          Underlying         All Other
Principal Position               Year      Salary        Bonus        Compensation         Options        Compensation
-------------------               ----      ------       -----        ------------         -------        -----------
Fredrick Schulman,                2004     $ 0            --              --                 --               --
Chief Executive Officer
and Chairman


OPTION GRANTS IN 2004

No options were granted to the named executive officers during the fiscal year ending June 30, 2004.

YEAR-END OPTION VALUES

The following table provides information about stock options held as of June 30, 2004 by our currently named executive officers.

FISCAL YEAR-END OPTION VALUES


                                                     Number of             Value of
                                                     Securities           Unexercised
                                                     Underlying          In-the-Money
                                                    Unexercised        Options at Fiscal
                     Shares          Value        Options at Fiscal        Year End
                   Acquired on     Realized     Year End Exercisable/    Exercisable/
Name                Exercise          ($)           Unexercisable       Unexercisable
-----                --------          ---           -------------       -------------
Fredrick Schulman    1,884,000       188.40                 0                      0
                                                            0                      0

(*) In consideration for services rendered to the Company, in 2003, the Board of Directors of the Company resolved to reduce the exercise of the 1,884,000 options to an exercise price of $0.0001 per share.

The last trading price of Gourmet Group's common stock on September 10, 2004 was $0.00.

STOCK OPTION PLAN

General. We adopted our 2000 Incentive Plan on September 1, 2000. The plan authorizes the issuance of up to 5,000,000 shares of our common stock through the grant of stock awards and stock options. If options granted under the plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such grant will again be available for purposes of the plan.

For the fiscal year ended June 30, 2004 and subsequently to the date of this filing, we have not issued any options or shares of common stock pursuant to the 2000 Incentive Plan.

EMPLOYMENT AGREEMENTS

None.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding ownership of Gourmet Group, Inc.'s common stock as of September 10, 2004 by:

(i) each person known to us to own beneficially more than 5% of Gourmet Group outstanding common stock;

(ii) each director of Gourmet Group;

(iii) each executive officer named in the summary compensation table; and

(iv) all directors and executive officers of Gourmet Group as a group.

Share ownership is based on 40,586,993 shares of common stock outstanding on September 10, 2004. Unless otherwise noted, the address for each stockholder is the address of the Company.

                                                                          Percent of Shares
Name and Address of Beneficial Owner               Number of Shares      Beneficially Owned
-------------------------------------              ----------------      ------------------
JGS Supermarket Management Corp.                       6,000,000                14.8%

Daniel N. Matheson                                     2,356,818                 5.8%

Fredrick Schulman                                      8,334,800                20.5%

Lois Shapiro(1)                                        2,199,697                 5.4%

Steven H. Kerr                                         3,023,520                 7.5%

Jeffrey Moore                                                  0                  0

Steven G. Weismann                                     2,478,758                 6.1%


Directors and Executive Officers of Gourmet           10,534,497                25.95%
Group as a Group

(1) Lois Shapiro is the wife of Fredrick Schulman.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

                                     -None-

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K.

(a) The following exhibits are filed as part of this report:



Exhibit No.*      Description of Exhibit
------------      ----------------------

   3.1 [1]        Restated Articles of Incorporation of Gourmet Group,
                  Inc.

   3.2 [2]        By-laws of Gourmet Group, Inc.

  10.1 [3] Agreement and Plan of Share Exchange, dated as of September 28, 2000, among Gourmet Group, Inc., Our Food Products Group, Inc. and the shareholders of Our Food Products Group, Inc.

  10.2 [1]        Gourmet Group, Inc. 2000 Incentive Plan.

  10.3 [1] Credit and Security Agreement by and between Our Food Products Group, Inc. and Wells Fargo Business Credit, Inc., dated as of May 31, 2000.

  10.4 [1] Amendment, dated September 28, 2000, to Credit and Security Agreement, with Gourmet Group, Inc. as an additional party.

  10.5 [1]        Deed of Trust, Security Agreement and Financing
                  Agreement, dated as of May 31, 2000, given by Our Food Products Group, Inc. unto a trustee for Wells Fargo Business Credit, Inc.

Exhibit No.*      Description of Exhibit
------------      ----------------------

  10.6 [1] Guaranty, dated as of September 28, 2000, made by Gourmet Group, Inc. for Wells Fargo Business Credit, Inc.

  10.7 [1] Keep Well Agreement, dated as of May 31, 2000, among Our Food Products Group, Inc., Morgan Kent Group, Inc. and Wells Fargo Business Credit, Inc.

  10.8 [1]        Amendment to Keep Well Agreement, dated as of September
                  28, 2000.

  10.9 [1] Pledge Agreement, dated September 28, 2000, between Gourmet Group, Inc. and KBK Financial, Inc.

    11            Statement re computation of per share earnings (See
                  Financial Statements).

    16 [1]        Letter of Meeks, Dorman & Company, P.A. to the
                  Securities and Exchange Commission pursuant to the requirements of Item 304(a)(3) of Regulation S-K.

    21.1          List of Subsidiaries of Gourmet Group, Inc.

    31            Section 302 Certification dated September 22, 2003.

    32            Section 906 Certification dated September 22, 2003.



* Number inside brackets indicate documents from which exhibits have been incorporated by reference.

[1] Incorporated by reference to the Registrant's Current Report on Form 8-K dated September 28, 2000 and filed with the Commission on October 13, 2000.

[2] Incorporated by reference to Vincuna, Inc.'s Registration Statement on Form S-1 (No. 33-55254-10) which became effective on June 30, 1993 and which was filed jointly with other companies with the consent of the Securities and Exchange Commission.

[3] Incorporated by reference to Exhibit 10.1 to the Schedule 13D filed by Morgan Kent Group et al. on October 10, 2000 relating to Gourmet Group common stock.

(b) Reports on Form 8-K

None

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               GOURMET GROUP, INC.





Date:  October 13, 2004                 By: /s/ Fredrick Schulman
                                            ----------------------
                                            Fredrick Schulman
                                            Chairman and Chief
                                            Executive Officer



In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



Signature                                           Date
----------                                      ---------------

/s/ Fredrick Schulman                          October 13, 2004
--------------------------------------
Fredrick Schulman
Chairman and Chief Executive Officer

/s/ Jeffrey Moore                              October 13, 2004
--------------------------------------
Jeffrey Moore
Chief Financial Officer (Principal Financial
and Accounting Officer) and Director

                       GOURMET GROUP, INC. AND SUBSIDIARY

                              FINANCIAL STATEMENTS
                                      WITH
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                             JUNE 30, 2004 AND 2003

                                    CONTENTS


                                                                 PAGE

Report of Independent Public Accountants                           1

Financial Statements
        Consolidated Balance Sheets                                2
        Consolidated Statements of Operations                      3
        Stockholders' Deficiency                                   4
        Cash Flows                                                 5
Notes to Consolidated Financial Statements                         6 - 8

To the Board of Directors and
Stockholders of Gourmet Group, Inc.

We have audited the accompanying consolidated balance sheets of Gourmet Group, Inc., (a Nevada corporation), and its subsidiary as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gourmet Group, Inc., and its subsidiary as of June 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


Bernstein &Pinchuk LLP
New York, New York
September 27, 2004


                         GOURMET GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                    June 30,

                                                                       2004                2003

                                         ASSETS

Current Assets
   Cash                                                           $     110,158      $         404
   Other current assets                                                  40,250                  -
                                                                  --------------     --------------
       Total current assets                                             150,408                404

                                                                  --------------     --------------
                                                                  $     150,408      $         404
                                                                  ==============     ==============

      LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES

Current Liabilities
   Income taxes payable                                           $         455      $         910
   Other current liabilities                                             40,800              5,279
                                                                  --------------     --------------
        Total current liabilities                                        41,255              6,189
                                                                  --------------     --------------

10% Convertible debentures payable                                      150,000                  -
                                                                  --------------     --------------

STOCKHOLDERS' DEFICIENCY

   Common Stock, $0.001 par value; 50,000,000 shares authorized;
       issued and outstanding, 40,586,993 shares in 2004 and
       33,202,993 shares in 2003                                         40,586             33,203
   Par value discount                                                    (4,845)                 -
   Additional paid-in capital                                         3,515,194          3,497,194
   Accumulated deficit                                               (3,591,782)        (3,536,182)
                                                                  --------------     --------------
                                                                        (40,847)            (5,785)
                                                                  --------------     --------------
                                                                  $     150,408      $         404
                                                                  ==============     ==============


             See the accompanying notes to the financial statements.

                         GOURMET GROUP, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                              Years ended June 30,



                                                      2004              2003

General and administrative expenses               $    55,145     $     5,337
                                                  ------------      ------------


Loss before income tax expense                        (55,145)           (5,337)

Income tax expense                                        455               910
                                                  ------------      ------------

NET LOSS                                          $   (55,600)      $    (6,247)
                                                  ============      ============


Net loss per share - basic and diluted            $             -   $         -



             See the accompanying notes to the financial statements.


                       GOURMET GROUP, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                       Years ended June 30, 2004 and 2003


                                   Common stock        Additional                                     Total
                           ------------------------     paid-in        Par Value     Accumulated    stockholders'
                             Shares        Amount       capital        Discount        deficit        equity
                           -----------   -----------   -----------    -----------    ----------     -----------


Balance at June 30, 2002    28,582,384   $    28,582   $ 3,501,353    $        --    $(3,529,935)   $        --

Stock issued as
 compensation to
 officers and directors      3,600,000         3,600        (3,240)            --             --            360

Stock issued as
 additional compensation
 to two directors            1,020,609         1,021          (919)            --             --            102

Net loss - year
 ended June 30, 2003                --            --            --             --         (6,247)        (6,247)
                           -----------   -----------   -----------    -----------    -----------    -----------

Balance at June 30, 2003    33,202,993        33,203     3,497,194             --     (3,536,182)        (5,785)

Stock issued for cash        3,884,000         3,884        18,000         (1,696)        20,188

Stock issued for fees        3,500,000         3,499        (3,149)            --            350

Net loss                            --            --            --        (55,600)       (55,600)
                           -----------   -----------   -----------    -----------    ---------- -   -----------

Balance at June 30, 2004    40,586,993   $    40,586   $ 3,515,194    $    (4,845)   $(3,591,782)   $   (40,847)
                           ===========   ===========   ===========    ===========    ===========    ===========


                See the accompanying notes to the financial statements

                       GOURMET GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              Years ended June 30,


                                                    2004         2003

Cash flows from operating activities

  Net Loss                                        $ (55,600)   $  (6,247)
                                                  ---------    ---------
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Decrease in accounts receivable                      --       48,000
    Increase in other current assets                (40,250)          --
    Increase (decrease) in accrued liabilities       35,521      (42,721)
    (Decrease) increase in income taxes payable        (455)         910
                                                  ---------    ---------
    Total adjustments                                (5,184)       6,189
                                                  ---------    ---------
  Net cash used in operating activities             (60,784)         (58)
                                                  ---------    ---------

Cash flow from financing activities:
    Proceeds from issuance of common stock           20,538          462
    Proceeds from issuance of long-term debt        150,000           --
                                                  ---------    ---------
  Net cash provided by financing activities         170,538          462
                                                  ---------    ---------

Net increase in cash and equivalents                109,754          404
Cash and equivalents, beginning of year                 404           --
                                                  ---------    ---------
Cash and equivalents, end of year                 $ 110,158    $     404
                                                  =========    =========


There were no payments made for interest or taxes.

             See the accompanying notes to the financial statements

GOURMET GROUP, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004 and 2003

1. Nature of Business and Organization

Gourmet Group, Inc. (the "Company"), formerly known as Seair Group, Inc., a Nevada corporation, and its wholly owned subsidiary, World Seair Corporation is a dormant corporation with no operations. During the years ended June 30, 2004 and 2003, the Company was dormant.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The financial statements are presented on a consolidated basis and include the accounts of Gourmet Group, Inc., and World Seair Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss Per Share

Loss per share has been calculated in accordance with the provisions of SFAS No. 128, "Earnings Per Share." The basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Due to the Company's net loss, diluted loss per share is the same as basic since the effect of considering outstanding common share equivalents would be antidilutive.

3. Other Current Assets

Other current assets represents advances made to Drinks Americas, Inc. ("Drinks) pursuant to a definitive agreement with Drinks. (See Note 4)

4. 10% Convertible Debentures Payable

Arising out of the transaction described in Note 8, on June 21, 2004, the Company initiated a private placement to accredited investors only, of 10% convertible debentures in an aggregate amount of up to $1.5 million. As of June 30, 2004, $150,000 has been raised and as of September 27, 2004 $762,500 has been raised. Pursuant to the terms of the offering, all proceeds of the offering have been lent to Drinks, as per a borrowing arrangement with the issuance of promissory notes payable to the Company bearing interest at 10% per annum. The principal amount of the notes shall each be payable in eight equal quarterly installments, together with accrued interest, commencing one year from each note's issuance date. Accrued interest on each promissory note will be payable in full, one year from the note's issuance date. As of balance sheet date, the Company has lent Drinks $45,000 and subsequent to balance sheet date additional amounts to a total of $788,192.

The convertible debentures provide that, following an actual closing of the share exchange described above, (i) investors have the right to convert their debentures to the Company's common stock within 90 days following the commencement of public trading of the Company's stock, at a price of $0.75 per share; and (ii) following the commencement of public trading, in the event the Company's stock closes at a price of $1.00 or more for 10 consecutive trading days, the Company has the right to force the conversion of any remaining debentures into common stock of the Company at a price of $0.75.

In addition to the convertible debentures, the Company, on July 9, 2004, executed a promissory note with a Fredrick Schulman, as agent, as lender, bearing interest at 10% per annum payable quarterly, and with principal, in whole or in part, payable upon demand, in the maximum principal amount of $200,000. Such note allows the Company to draw down up to the maximum amount for a 120 day period, solely for the purpose of lending any such sums to Drinks Americas, Inc. for its working capital needs.

5. Common Stock

The Company has 50,000,000 authorized shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

6. Disposal of Subsidiary

On May 28, 2002, the Company sold its only operating subsidiary. There were remaining disputes between the Company and the buyer, which were settled on October 15, 2002 by a Compromise and Settlement Agreement, settling a certain matter entitled KBK Financial, Inc. d/b/a KBK Mezzanine Partners and Star Brands
v. Gourmet Group, Inc. in Texas District Court, Tarrant County. The specific terms and conditions of the Compromise and Settlement Agreement are the subject of a Mutual Confidentiality Agreement. The Company was released from any further obligations concerning the subsidiary sold.

7.  Income Taxes

At June 30, 2004, the Company has Federal NOL carryforwards of approximately $7,500,000 available to reduce future taxable income, which begin to expire in 2019. However, under the provisions of the Internal Revenue Code, due to certain changes in the Company's ownership, substantially all of theses carryforward losses are no longer available.

8. Commitments, Contingencies and Subsequent Events

On June 9, 2004, the Company executed a definitive agreement for share exchange with shareholders of Drinks for an exchange of shares that would result in Drinks becoming a whole owned subsidiary of the Company. Pursuant to a definite agreement of share exchange, the shareholders of Drinks will, at closing, acquire 88% of the then outstanding shares of the Company in return for their shares of Drinks. Following the share exchange and related transactions, the current shareholders of the Company will end up owning only approximately 8% of the Company. The definitive agreement has various conditions to closing and also obligates the Company to amend its Articles of Incorporation to (i) change the name of the Company to that of Drinks Americas, Inc., (ii) change the state of organization from Nevada to Delaware, (iii) effect a 10 for 1 reverse split of the common stock of the Company so that every ten shares owned by the present shareholders will be converted to one share, and (iv) increase the authorized number of shares from 50 million to 100 million.

Drinks Americas, Inc., based in Wilton, Connecticut, was founded in 2002 by an experienced team of beverage, entertainment, retail and consumer product industry professionals, led by J. Patrick Kenny, a former executive at Joseph E. Seagram & Sons. Drinks specializes in the marketing and distribution of unique, premium alcoholic and nonalcoholic beverages associated with icon entertainers, sports figures and other celebrities and destinations.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

     [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934.

                For the quarterly period ended September 30, 2004

                                       OR

     [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934.

            For the transition period from ___________ to __________

                       Commission file number 33-55254-10

                               GOURMET GROUP, INC.




               Nevada                            87-0438825
     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)          Identification No.)

  241 Fifth Avenue, Suite 302, New York, NY         10016
   (Address of principal executive offices)      (Zip code)


       Registrant's telephone number, including area code: (212) 686-1511

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

The number of outstanding shares of the Registrant's common stock, $0.001 par value, as of September 30, 2004, is 40,586,993.

                                     PART 1

Item 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                       GOURMET GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET




                       GOURMET GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS




                                                                    September 30,         June 30,
                                                                       2004                 2004
                                                                    (Unaudited)

                                     ASSETS

Current Assets
   Cash                                                           $       3,206      $     110,158
   Other receivables                                                     13,399                  -
   Due from Drinks Americas, Inc.                                       897,994             40,250
                                                                  --------------     --------------
       Total current assets                                             914,599            150,408

                                                                  --------------     --------------
                                                                  $     914,599      $     150,408
                                                                  ==============     ==============


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES

Current Liabilities
   Income taxes payable                                           $         455      $         455
   Accrued expenses                                                      54,199             40,800
   Loans payable stockholder                                             18,679                  -
                                                                  --------------     --------------
        Total current liabilities                                        73,333             41,255
                                                                  --------------     --------------

10% Convertible debentures payable                                      887,500            150,000
                                                                  --------------     --------------

STOCKHOLDERS' DEFICIENCY

   Common Stock, $0.001 par value; 50,000,000 shares authorized;
       issued and outstanding, 40,586,993 shares                         40,586             40,586
   Par value discount                                                    (4,845)            (4,845)
   Additional paid-in capital                                         3,515,194          3,515,194
   Accumulated deficit                                               (3,597,169)        (3,591,782)
                                                                  --------------     --------------
                                                                        (46,234)           (40,847)
                                                                  --------------     --------------
                                                                  $     914,599      $     150,408
                                                                  ==============     ==============


             See the accompanying notes to the financial statements.
                                     Page 2

                       GOURMET GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 Three Months Ended September 30, 2004 and 2003



                                                                 2004             2003
                                                             (Unaudited)      (Unaudited)


General and administrative expenses                                5,387            8,811
                                                             ------------     ------------

Other income (expense)
   Interest income                                                13,399                -
   Interest expense                                              (13,399)               -
                                                             ------------     ------------
                                                                       -                -
                                                             ------------     ------------

Loss before income tax expense                                    (5,387)          (8,811)


NET LOSS                                                     $    (5,387)     $    (8,811)
                                                             ============     ============


Net loss per share - basic and diluted                       $         -      $         -





             See the accompanying notes to the financial statements.
                                     Page 3

                       GOURMET GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Three Months Ended September 30, 2004 and 2003




                                                        2004               2003
                                                    (Unaudited)        (Unaudited)

Cash flows from operating activities
  Net Loss                                         $      (5,387)     $      (8,811)
                                                   --------------     --------------
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Changes in operating assets and liabilities
       Due from Drinks Americas, Inc.                   (857,744)                 -
       Loan payable stockholder                           18,679                  -
       Other receivables                                 (13,399)                 -
       Accrued expenses                                   13,399               (279)
       Income taxes payable                                    -               (910)
                                                   --------------     --------------
   Net cash used in operating activities                (844,452)           (10,000)
                                                   --------------     --------------

Cash flow from financing activities:
    Proceeds from issuance of common stock                     -             10,000
    Proceeds from issuance of long-term debt             737,500                  -
                                                   --------------     --------------
  Net cash provided by financing activities              737,500             10,000
                                                   --------------     --------------

Net increase in cash and equivalents                    (106,952)                 -
Cash and equivalents, beginning of year                  110,158                404
                                                   --------------     --------------
Cash and equivalents, end of year                  $       3,206      $         404
                                                   ==============     ==============


There were no payments made for interest or taxes.






             See the accompanying notes to the financial statements
                                     Page 5

DRINKS AMERICAS, INC AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2004


ASSETS

Current Assets:
     Cash                                                               40,815
     Accounts receivable, net of allowance of $50,000                   83,194
     Due from factor, net of allowance of $20,000                       51,070
     Inventories                                                       784,513
     Other current assets                                              238,972
                                                             ------------------

            Total current assets                                     1,198,565

Property and Equipment, at cost less accumulated
     depreciation and amortization of $47,808                           97,319

Investment in Equity Investees                                           9,982

Intangibles                                                            734,757

Other                                                                   29,659
                                                             ------------------

                                                                     2,070,281
                                                             ==================

LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current Liabilities:

     Accounts payable                                                1,700,800
     Notes and loans payable                                         1,081,916
     Accrued expenses                                                2,272,865
                                                             ------------------

          Total current liabilities                                  5,055,581

10% Convertible debentures payable                                     887,500
                                                             ------------------

          Total liabilities                                          5,943,081
                                                             ------------------

Deficiency in Shareholders' Equity
   Common stock $.01 par value; authorized, issued
     and outstanding 227 shares                                              2
   Par value discount                                                  (46,234)
   Additional paid-in capital                                        4,477,364
   Accumulated deficit                                              (8,303,932)
                                                             ------------------
                                                                    (3,872,800)
                                                             ------------------

                                                                     2,070,281
                                                             ==================

DRINKS AMERICAS, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2004



Net sales                                                              557,321

Cost of products sold                                                  456,218
                                                              -----------------

     Gross profit                                                      101,103

Selling and marketing expenses                                         312,061
General and administrative expenses                                    765,480

                                                              -----------------

     Total expenses                                                  1,077,541
                                                              -----------------

     Operating loss                                                   (976,438)
                                                              -----------------


Other expenses:

     Depreciation and amortization                                       6,600
     Interest expense                                                   14,130
                                                              -----------------

                                                                        20,730
                                                              -----------------

          Net loss                                                    (997,168)
                                                              =================





See notes to combined financial statements

DRINKS AMERICAS, INC
COMBINING PRO FORMA BALANCE SHEETS
AS OF SEPTEMBER 30, 2004

                                                                    MAXMILLIAN         ADJUST            MAX         DRINKS
..                                                                   PARTNERS,           FOR            PARTNERS     AMERICAS
                                                                       LLC             CLOSING         ADJUSTED       INC.

                                         ASSETS
CURRENT ASSETS

     Cash and cash equivalents                                           (445)            445              0         37,384
     Accounts receivable (less allowances of 50,000)                                                       -         83,194
     Due from factor  (less allowances of 12,000)                                                          -         51,070
     Inventories                                                                                           -        784,402
     Other current assets                                              14,588         (14,588)             0        171,657
     Intercompany drinks                                              624,445        (624,445)             -
     Intercompany mixers                                              102,778        (102,778)             -
           TOTAL CURRENT ASSETS                                       741,366        (741,366)             0      1,127,706
                                                                                                           -
PROPERTY AND EQUIPMENT, at cost                                        62,604         (62,604)             -         38,683
  LESS ACCUMULATED DEPRECIATION                                       (19,074)         19,074              -        (11,198)
                                                                                                           -
     PROPERTY AND EQUIPMENT, net                                       43,530         (43,530)             -         27,485
                                                                                                           -
INVESTMENT IN DRINKS                                                1,000,000      (1,000,000)             -
INVESTMENT IN MIXERS                                                  (73,711)         73,711              -
                                                                                                           -
INVESTMENTS IN EQUITY METHOD INVESTEES                                                                     -          9,982
INTANGIBLES                                                           176,966        (176,966)             0        557,790
OTHER                                                                  29,159         (29,159)             0            500
                                                                                                           -
                                                                    1,917,311      (1,917,310)             1      1,723,464

                                            LIABILITIES

CURRENT LIABILITIES
     Accounts payable                                                  64,085         (64,085)             0      1,582,168
     Due to sellers of investments and distribution rights                                                 -         38,585
     Loans payable                                                    465,421        (465,421)            (0)     1,382,833
     Accrued expenses                                                  35,978         (35,978)            (0)     2,187,687
     Intercompany max                                                                                               (23,309)
     Intercompany payables drinks/max                                                                      -        624,445
           TOTAL CURRENT LIABILITIES                                  565,484        (565,484)             0      5,792,409
                                                                                                           -
     10%convertible debentures payable                                                                     -
                                                                                                           -
MEMBERS' DEFICIT                                                                                           -
      Common stock                                                                                         -      1,150,000
      Par value discount                                                                                   -
      Additional paid in capital                                                                           -
     Members' contributions                                         4,122,166                      4,122,166
                                                                                                           -
     Accumulated deficit                                           (2,770,340)     (1,351,826)    (4,122,166)    (5,218,945)
                                                                                                           -
       TOTAL DEFICIT                                                1,351,826      (1,351,826)             0     (4,068,945)
                                                                                                           -
                                                                                                           -
                                                                    1,917,310      (1,917,310)             0      1,723,464


DRINKS AMERICAS, INC
COMBINING PRO FORMA BALANCE SHEETS
AS OF SEPTEMBER 30, 2004
                                                                       ADJUST          DRINKS       MAXMILLIAN        ADJUST
..                                                                        FOR          AMERICAS        MIXERS,           FOR
                                                                       CLOSING        ADJUSTED          LLC            CLOSE

                                         ASSETS
CURRENT ASSETS

     Cash and cash equivalents                                           (445)         36,939            670
     Accounts receivable (less allowances of 50,000)                                   83,194
     Due from factor  (less allowances of 12,000)                                      51,070
     Inventories                                                                      784,402            111
     Other current assets                                              14,588         186,245         52,727
     Intercompany drinks                                                                    -
     Intercompany mixers                                                                    -
           TOTAL CURRENT ASSETS                                        14,143       1,141,850         53,509
                                                                                            -
PROPERTY AND EQUIPMENT, at cost                                        62,604         101,287         43,840
  LESS ACCUMULATED DEPRECIATION                                       (19,074)        (30,272)       (17,536)
                                                                                            -
     PROPERTY AND EQUIPMENT, net                                       43,530          71,015         26,304
                                                                                            -
INVESTMENT IN DRINKS                                                                        -
INVESTMENT IN MIXERS                                                                        -
                                                                                            -
INVESTMENTS IN EQUITY METHOD INVESTEES                                                  9,982
INTANGIBLES                                                           176,966         734,757
OTHER                                                                  29,159          29,659
                                                                                            -
                                                                      263,799       1,987,262         79,813

                                            LIABILITIES

CURRENT LIABILITIES
     Accounts payable                                                  64,085       1,646,253         45,375          9,173
     Due to sellers of investments and distribution rights                             38,585
     Loans payable                                                    465,421       1,848,254         74,392
     Accrued expenses                                                  35,978       2,223,664          7,945
     Intercompany max                                                                 (23,309)        32,482         (9,173)
     Intercompany payables drinks/max                                (624,445)              -         93,605        (93,605)
           TOTAL CURRENT LIABILITIES                                  (58,961)      5,733,448        253,799        (93,605)
                                                                                            -
     10%convertible debentures payable                                                      -
                                                                                            -
MEMBERS' DEFICIT                                                                            -
      Common stock                                                                  1,150,000
      Par value discount                                                                    -
      Additional paid in capital                                                            -
     Members' contributions                                                                 -        462,320
                                                                                            -
     Accumulated deficit                                              322,760      (4,896,185)      (636,306)        93,605
                                                                                            -
       TOTAL DEFICIT                                                  322,760      (3,746,185)      (173,986)        93,605
                                                                                            -
                                                                                            -
                                                                      263,799       1,987,263         79,813              -


DRINKS AMERICAS, INC
COMBINING PRO FORMA BALANCE SHEETS
AS OF SEPTEMBER 30, 2004
                                                                       ADJUSTED        DRINKS         GOURMET       PROFORMA
..                                                                         MAX            MAX           GROUP        CONSOLID.
                                                                        MIXERS         CONSOL

                                         ASSETS
CURRENT ASSETS

     Cash and cash equivalents                                            670          37,609          3,206         40,815
     Accounts receivable (less allowances of 50,000)                        -          83,194                        83,194
     Due from factor  (less allowances of 12,000)                           -          51,070                        51,070
     Inventories                                                          111         784,513                       784,513
     Other current assets                                              52,727         238,972                       238,972
     Intercompany drinks                                                    -               -                             -
     Intercompany mixers                                                    -               -                             -
           TOTAL CURRENT ASSETS                                        53,509       1,195,359          3,206      1,198,565
                                                                            -
PROPERTY AND EQUIPMENT, at cost                                        43,840         145,127                       145,127
  LESS ACCUMULATED DEPRECIATION                                       (17,536)        (47,808)                      (47,808)
                                                                            -
     PROPERTY AND EQUIPMENT, net                                       26,304          97,319              -         97,319
                                                                            -
INVESTMENT IN DRINKS                                                        -
INVESTMENT IN MIXERS                                                        -
                                                                            -
INVESTMENTS IN EQUITY METHOD INVESTEES                                      -           9,982                         9,982
INTANGIBLES                                                                 -         734,757                       734,757
OTHER                                                                       -          29,659                        29,659
                                                                            -
                                                                       79,813       2,067,075          3,206      2,070,281

                                            LIABILITIES

CURRENT LIABILITIES
     Accounts payable                                                  54,548       1,700,801                     1,700,801
     Due to sellers of investments and distribution rights                  -          38,585                        38,585
     Loans payable                                                     74,392       1,922,646       (879,315)     1,043,331
     Accrued expenses                                                   7,945       2,231,610         41,255      2,272,865
     Intercompany max                                                  23,309               -                             -
     Intercompany payables drinks/max                                       0               0                             0
           TOTAL CURRENT LIABILITIES                                  160,194       5,893,642       (838,060)     5,055,582
                                                                            -
     10%convertible debentures payable                                      -                        887,500        887,500
                                                                            -
MEMBERS' DEFICIT                                                            -
      Common stock                                                          -       1,612,320         40,586      1,612,320
      Par value discount                                                    -                         (4,845)       (46,234)
      Additional paid in capital                                            -                      3,515,194
     Members' contributions                                           462,320
                                                                            -
     Accumulated deficit                                             (542,701)     (5,438,886)    (3,597,169)    (5,438,886)
                                                                            -
       TOTAL DEFICIT                                                  (80,381)     (3,826,566)       (46,234)    (3,872,800)


                                                                       79,813       2,067,076          3,206      2,070,282

MAXMILLIAN PARTNERS, LLC AND SUBSIDIARIES
COMBINING STATEMENT OF OPERATIONS
FIVE MONTHS ENDED SEPTEMBER 30, 2004


                                                      MAXMILLIAN        DRINKS         MAXMILLIAN
                                                      PARTNERS,        AMERICAS          MIXERS,
                                                         LLC             INC.              LLC          ELIMINATION

       REVENUES
          GROSS SALES                                                1,006,720
           RETURNS & ALLOWANCES                                        (89,133)

              TOTAL                                         -          917,588                 -               -

       COST OF SALES                                                   773,049

       GROSS PROFIT                                         -          144,539                 -               -

       SELLING AND MARKETING                                           454,983

          BRAND CONTRIBUTION                                -         (310,445)                -               -

       CORPORATE OVERHEAD                              13,281          808,927             4,475
       EXECUTIVE COMP, CONSULT, MKT                                    434,550
          EBITDA                                      (13,281)      (1,553,921)           (4,475)              -

       OTHER ITEMS
           LOSS IN EQUITY INVESTMENT                                                                           -
          MINORITY INTEREST
          INTEREST                                     11,522           14,110
          DEPRECIATION & AMORTIZATION                                   11,000
          LOSS ON BUSINESS EXPANSION
                                                       11,522           25,110                 -               -

       NET LOSS                                       (24,803)      (1,579,031)           (4,475)

       DEFICIT AT BEGINNING                        (2,745,537)      (3,639,914)         (631,831)       (330,781)

       DEFICIT AT END                              (2,770,340)      (5,218,945)         (636,306)       (330,781)





MAXMILLIAN PARTNERS, LLC AND SUBSIDIARIES
COMBINING STATEMENT OF OPERATIONS
FIVE MONTHS ENDED SEPTEMBER 30, 2004

                                         MAXMILLIAN         2 months        3 months
                                          PARTNERS,         ended           ended
                                             LLC           30-Jun-04       30-Sep-04
                                       & SUBSIDIARIES

       REVENUES
          GROSS SALES                    1,006,720          408,691           598,029
           RETURNS & ALLOWANCES            (89,133)         (48,425)          (40,708)

              TOTAL                        917,588          360,267           557,321

       COST OF SALES                       773,049          316,831           456,218

       GROSS PROFIT                        144,539           43,435           101,103

       SELLING AND MARKETING               454,983          142,922           312,061

          BRAND CONTRIBUTION              (310,445)         (99,487)         (210,958)

       CORPORATE OVERHEAD                  826,683          372,075           454,608          5,387            3,735
       EXECUTIVE COMP, CONSULT, MKT        434,550          132,800           301,750
          EBITDA                        (1,571,678)        (604,361)         (967,316)        (5,387)          (3,735)

       OTHER ITEMS
           LOSS IN EQUITY INVESTMENT             -
          MINORITY INTEREST                      -
          INTEREST                          25,632           11,502            14,130
          DEPRECIATION & AMORTIZATION       11,000            4,400             6,600
          LOSS ON BUSINESS EXPANSION             -
                                            36,632           15,902            20,730

       NET LOSS                         (1,608,309)        (620,263)         (988,046)        (5,387)          (3,735)    (997,168)

       DEFICIT AT BEGINNING             (6,686,501)      (6,686,501)       (7,306,764)

       DEFICIT AT END                   (8,294,810)      (7,306,764)       (8,294,810)        (5,387)      (8,303,932)



                       GOURMET GROUP, INC. AND SUBSIDIARY
                          Notes to Financial Statement

1. Nature of Business and Organization

Gourmet Group, Inc., formerly known as Seair Group, Inc. (Seair), a Nevada corporation, and its wholly owned subsidiary, World Seair Corporation (a dormant corporation with no operations) are collectively referred to as the Company. The Company is presently dormant.

2. Summary of Significant Account Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated, unaudited financial statements as at and for the three months ended September 30, 2004 include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation. The accompanying unaudited financial statements as at and for the three months ended September 30, 2004 include the accounts of the Company. In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated financial position of the Company as of September 30, 2004 and the consolidated results of operations and cash flows for the three months ended September 30, 2004 and the result of operations and cash flows for the three months ended September 30, 2004, The results of consolidated operations for the three months ended September 30, 2004 and the result of operations for the three months ended September 30, 2003 are not necessarily indicative of results to be expected for the full year. The June 30, 2004 balance sheet was derived from the audited financial statements included in the Company's report on Form 10-KSB for the year ended June 30, 2004 and should be read in conjunction therewith.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The financial statements are presented on a consolidated basis and include the accounts of Gourmet Group, Inc., and World Seair Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss Per Share

Loss per share has been calculated in accordance with the provisions of SPAS No-128, "Earnings Per Share." The basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Due to the Company's net loss, diluted loss per share is the same as basic since the effect of considering outstanding common share equivalents would be antidilutive.

Other Current Assets

Other current assets represents advances made to Drinks Americas, Inc. ("Drinks) pursuant to a definitive agreement with Drinks.

10% Convertible Debentures Payable

Arising out of the transaction described below under "Commitments, Contingencies and Subsequent Events", on June 21, 2004, the Company initiated a private placement to accredited investors only, of 10% convertible debentures in an aggregate amount of up to $1.5 million. As of June 30, 2004, $150,000 has been raised and as of September 27, 2004 $762,500 has been raised. Pursuant to the terms of the offering, all proceeds of the offering have been lent to Drinks, as per a borrowing arrangement with the issuance of promissory notes payable to the Company bearing interest at 10% per annum. The principal amount of the notes shall each be payable in eight equal quarterly installments, together with accrued interest, commencing one year from each note's issuance date. Accrued interest on each promissory note will be payable in full, one year from the note's issuance date. As of balance sheet date, the Company has lent Drinks $45,000 and subsequent to balance sheet date additional amounts to a total of $788,192.

The convertible debentures provide that, following an actual closing of the share exchange described above, (i) investors have the right to convert their debentures to the Company's common stock within 90 days following the commencement of public trading of the Company's stock, at a price of $0.75 per share; and (ii) following the commencement of public trading, in the event the Company's stock closes at a price of $1.00 or more for 10 consecutive trading days, the Company has the right to force the conversion of any remaining debentures into common stock of the Company at a price of $0.75.

In addition to the convertible debentures, the Company, on July 9, 2004, executed a promissory note with a Fredrick Schulman, as agent, as lender, bearing interest at 10% per annum payable quarterly, and with principal, in whole or in part, payable upon demand, in the maximum principal amount of $250,000. Such note allows the Company to draw down up to the maximum amount for a 120 day period, solely for the purpose of lending any such sums to Drinks Americas, Inc. for its working capital needs.

Recently Issued Accounting Pronouncements

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements," as amended, which was effective no later than the quarter ended June 2001. SAB 101 clarifies the SEC's views regarding recognition of revenue. The adoption of SAB 101 did not have a significant impact on the Company's financial position or results of operations.

3. Common Stock

The Company has 50,000,000 authorized shares of common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

4. Income Taxes

At June 30, 2004, the Company has Federal NOL carryforwards of approximately $7,500,000 available to reduce future taxable income, which begin to expire in 2019.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carry forwards, which can be used in future years.

Commitments, Contingencies and Subsequent Events

On June 9, 2004, the Company executed a definitive agreement for share exchange with shareholders of Drinks for an exchange of shares that would result in Drinks becoming a whole owned subsidiary of the Company. Pursuant to a definite agreement of share exchange, the shareholders of Drinks will, at closing, acquire 88% of the then outstanding shares of the Company in return for their shares of Drinks. Following the share exchange and related transactions, the current shareholders of the Company will end up owning only approximately 8% of the Company. The definitive agreement has various conditions to closing and also obligates the Company to amend its Articles of Incorporation to (i) change the name of the Company to that of Drinks Americas, Inc., (ii) change the state of organization from Nevada to Delaware, (iii) effect a 10 for 1 reverse split of the common stock of the Company so that every ten shares owned by the present shareholders will be converted to one share, and (iv) increase the authorized number of shares from 50 million to 100 million.

Drinks Americas, Inc., based in Wilton, Connecticut, was founded in 2002 by an experienced team of beverage, entertainment, retail and consumer product industry professionals, led by J. Patrick Kenny, a former executive at Joseph E. Seagram & Sons. Drinks specializes in the marketing and distribution of unique, premium alcoholic and nonalcoholic beverages associated with icon entertainers, sports figures and other celebrities and destinations.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the Company`s condensed consolidated financial statements and related notes thereto included elsewhere in this quarterly report.

OVERVIEW

The Company is a dormant holding company and is working to acquire an operating business through purchase or merger. As described under "Commitments, Contingencies and Subsequent Events", the Company is proceeding to attempt a share exchange with Drinks Americas, Inc. Pro-forma financial information on Drinks is included herein in anticipation of the combination of the Company and Drinks.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (FAS 146). FAS 146, which will be effective for exit or disposal activities initiated after December 31, 2002, is not expected to have a material impact on the company results of operation, financial position or cash flows.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" (FAS 148), which amends FAS 123, "Accounting for Stock-Based Compensation", transition requirements when voluntarily changing to the fair value based method of accounting for stock-based compensation and also amends FAS 123 disclosure requirements. FAS 148 is not expected to have a material impact on the company`s results of operations, financial position or cash flow.

RESULTS OF OPERATIONS - PERIOD ENDED SEPTEMBER 30, 2004

The Company did not have any income for the period ended September 30, 2004. Since inception, the Company has not generated income from operations or net income, nor has it generated cash from operations. As such, the Company`s operations have been funded primarily by equity and debt financings. Management believes that the Company will continue to be dependent on equity financings.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document that are not historical facts are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements may concern growth and future operating results, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, economic climate, new products and products enhancements, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity and the Company`s strategy. Such forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Such forward looking statements are based upon management`s current plans, expectations, estimates and assumptions are subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company`s business, financial position and results of operations. As a consequence, actual results may differ materially from expectations, estimates, or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

Item 3. CONTROLS AND PROCEDURES

                EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Within the 90 days prior to the filing date of this report, the Company carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. This evaluation was done under the supervision and with the participation of the Company's President and Principal Financial Officer. Based upon that evaluation, they concluded that the Company's disclosure controls and procedures are effective in gathering, analyzing and disclosing information needed to satisfy the Company's disclosure obligations under the Exchange Act.

CHANGES IN INTERNAL CONTROLS

There were no significant changes in the Company's internal controls or in other factors that could significantly affect those controls since the most recent evaluation of such controls.

                                     PART II

Item 4. LEGAL PROCEEDINGS

The Company is not currently involved in any material legal proceedings.

Item 5. CHANGES IN SECURITIES

None

Item 6. DEFAULTS UPON SENIOR SECURITIES

None

Item 7. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

Item 8. OTHER INFORMATION

None

Item 9. EXHIBITS AND REPORTS ON FORM 8-K


                (A)  Exhibits

                          31      Section 302 Certification dated May 12, 2004.

                          32      Section 906 Certification dated May 12, 2004.


                (B) Reports on Form 8-K

                          None

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Gourmet Group, Inc.





Date: November 15, 2004        By:  /s/  Fredrick  Schulman
                                    -----------------------
                                    Fredrick Schulman
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)

                                                                    ATTACHMENT D


                               GOURMET GROUP INC.
                                241 FIFTH AVENUE
                                    SUITE 302
                            NEW YORK, NEW YORK 10016


        Re:   Dissenters' Notice


Dear Shareholder:

         Gourmet Group Inc. hereby gives notice as provided in NRS ss.92A.430 that the proposed corporation action creating dissenters' rights, which is described in the Information Statement to which this notice is attached will be effectuated on or about _______, 2004 and further that:

      1. A payment demand from each dissenting shareholder must be sent to the corporate office at 241 Fifth Avenue, Suite 302, New York, New York 10016, and certificates for shares must be deposited at such address, by ______, 2006.

      2. There shall be no transfers of uncertified shares after the payment demand is received.

      3. A Form which may be used to demand payment in connection with Dissenters' Rights is attached hereto.


                                        Gourmet Group Inc.


                                        By:
                                            ---------------------------
                                            Frederick Schulman
                                            President

Gourmet Group Inc.
241 Fifth Avenue
Suite 302
New York, New York  10016
Attention:  President

      Re:     Dissenters' Rights


Dear Sir:

         I on my own behalf or on behalf of ___________________ who is the beneficial owner of the shares referred to in this demand, hereby demand payment with respect to _____ (number) shares of Gourmet Group Inc. Common Stock and certify that I have beneficially owned such shares since _____________.



                                                     ---------------------
                                                     Sign Name




                                                     ---------------------
                                                     Print Name

                                                                    ATTACHMENT E


                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                              FINANCIAL STATEMENTS
                                      WITH
                          INDEPENDENT AUDITORS' REPORT
                               FOR THE YEARS ENDED
                             APRIL 30, 2004 AND 2003

                                TABLE OF CONTENTS


                                                                           Page

Independent Auditors' Report                                                1

Combined Balance Sheets                                                     2

Combined Statements of

     Operations                                                             3

     Changes in Members' Deficit                                            4

     Cash Flows                                                             5

Notes to Combined Financial Statements                                   6 - 14

                          INDEPENDENT AUDITORS' REPORT

To the Members of
Maxmillian Partners, LLC and Maxmillian Mixers, LLC
Wilton, Connecticut

We have audited the accompanying combined balance sheets of Maxmillian Partners, LLC (including the accounts of Drinks Americas, Inc. its 99 percent owned subsidiary) and Maxmillian Mixers, LLC as of April 30, 2004 and 2003 and the related combined statements of operations, members' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan to perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As disclosed in the financial statements, during the years ended April 30, 2004 and 2003, the Companies used over $3,500,000 in cash in conducting operations, incurred over $5,900,000 in operating losses and at April 30, 2004, their current liabilities exceeded current assets by over $3,000,000 and total assets by over $2,200,000. Continuation of the businesses as going concerns will be dependent on obtaining additional capital or financing as disclosed in Note 14, and increasing future revenues. These financial statements have been prepared on the basis of a going concern and do not include those adjustments of assets and liabilities and those additional disclosures which would be necessary in the event that they cannot continue to operate as going concerns.

In our opinion, except as noted in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the combined financial position of Maxmillian Partners, LLC and Maxmillian Mixers, LLC at April 30, 2004 and 2003 and the combined results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bernstein & Pinchuk LLP

New York, New York
September 2, 2004

                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                             Combined Balance Sheets
                          As of April 30, 2004 and 2003

                               ASSETS                                            2004             2003
                                                                             -----------      -----------
CURRENT ASSETS
   Cash                                                                      $   103,768      $    93,904
   Accounts receivable, net of allowance of $26,000 in 2004
       and $68,800 in 2003                                                       114,415          187,730
   Due from factor, net of allowance of $10,000                                   34,133               --
   Inventories                                                                   856,257          239,333
   Other current assets                                                           16,153            2,254
                                                                             -----------      -----------

           Total current assets                                                1,124,726          523,221

Property, furniture and equipment - at cost, net of accumulated
   depreciation and amortization of $44,808  in 2004 and $15,428 in 2003          98,783          128,164

Investment in Equity Investees                                                     9,982            3,327

Intangibles                                                                      721,160          643,477

Other                                                                             25,494           24,994
                                                                             -----------      -----------

                                                                             $ 1,980,145      $ 1,323,183
                                                                             ===========      ===========

                   LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                                          $ 1,839,003      $   921,591
   Notes and loans payable                                                       829,383          397,271
   Accrued expenses                                                            1,520,894          379,382
                                                                             -----------      -----------

           Total current liabilities                                           4,189,280        1,698,244

Members' deficit                                                              (2,209,135)        (375,061)
                                                                             -----------      -----------

                                                                             $ 1,980,145      $ 1,323,183
                                                                             ===========      ===========

                   SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                        Combined Statements of Operations
                       Years ended April 30, 2004 and 2003

                                                            2004             2003
                                                        -----------      -----------
Net sales                                               $ 1,354,453      $   367,648

Cost of goods sold                                        1,125,332          349,305
                                                        -----------      -----------

       Gross profit                                         229,121           18,343

Selling, general and administrative expenses              3,190,849        2,707,015
                                                        -----------      -----------

       Loss before other expenses                        (2,961,728)      (2,688,672)

Other expenses
      Loss from termination of business combination              --          300,000
      Interest expense                                       42,346            4,381
                                                        -----------      -----------

                                                             42,346          304,381
                                                        -----------      -----------

       Net loss                                         $(3,004,074)     $(2,993,053)
                                                        ===========      ===========


                   SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
               Combined Statements of Changes in Members' Deficit
                       Years ended April 30, 2004 and 2003

                                                           Member's       Minority
                                                           Capital        Interests      Accumulated
                                              Units        Invested      Investments       Deficit           Total
                                              ------     -----------     -----------     -----------      -----------
Balance May 1, 2002                            173       $   950,000     $        --     $  (689,374)     $   260,626

      Issuance of units for cash                27         2,166,666              --              --        2,166,666

      Issuance of units for services             2               500              --              --              500

      Minority interests investment                               --         190,200              --          190,200

      Net loss for the year                                       --              --      (2,993,053)      (2,993,053)
                                               ---       -----------     -----------     -----------      -----------

Balance April 30, 2003                         202         3,117,166         190,200      (3,682,427)        (375,061)

      Issuance of units for cash                38         1,005,000              --              --        1,005,000

      Minority interests investment                               --         165,000              --          165,000

      Net loss for the year                                       --              --      (3,004,074)      (3,004,074)
                                               ---       -----------     -----------     -----------      -----------

Balance April 30, 2004                         240       $ 4,122,166     $   355,200     $(6,686,501)     $(2,209,135)
                                               ===       ===========     ===========     ===========      ===========


              SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                        Combined Statements of Cash Flows
                       Years ended April 30, 2004 and 2003

                                                                    2004                2003
                                                                -----------          -----------
Cash Flows From Operating Activities
  Net loss                                                      $(3,004,074)         $(2,993,053)
  Adjustments to reconcile net loss to net cash used in
    operating activities
      Depreciation and amortization                                  51,697               23,916
      Allowance for uncollectible accounts                           26,000               68,800
      Partnership units issued for services                              --                  500
      Changes in assets and liabilities:
         Accounts receivable                                         47,315             (256,530)
         Due from factor                                            (34,133)                  --
         Inventories                                               (616,924)            (239,333)
         Other current assets                                       (13,899)              (2,154)
         Accounts payable                                           917,413              908,758
         Accrued expenses                                         1,141,512              379,382
                                                                -----------          -----------

         NET CASH USED IN OPERATING ACTIVITIES                   (1,485,093)          (2,109,714)
                                                                -----------          -----------

Cash Flows From Investing Activities
  Acquisition of property and equipment                                  --             (143,591)
  Increase in investment in equity method investees                  (6,655)              (3,327)
  Acquisition of intangibles                                       (100,000)            (651,966)
  Other                                                                (500)             (24,993)
                                                                -----------          -----------

         NET CASH USED IN INVESTING ACTIVITIES                     (107,155)            (823,877)
                                                                -----------          -----------

Cash Flows From Financing Activities
  Proceeds from members' investments                              1,170,000            2,356,865
  Net increase in notes and loans payable                           432,112              397,271
                                                                -----------          -----------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                1,602,112            2,754,136
                                                                -----------          -----------

         NET INCREASE (DECREASE) IN CASH                              9,864             (179,455)

Cash at beginning of year                                            93,904              273,359

Cash at end of year                                             $   103,768          $    93,904
                                                                ===========          ===========

Supplemental Disclosure of Cash Flow Information
     Cash paid for interest                                     $     9,077          $        --
                                                                ===========          ===========


    SEE NOTES TO COMBINED FINANCIAL STATEMENTS

                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003

1.    NATURE OF BUSINESS

      Maxmillian Partners, LLC through its wholly-owned subsidiary and affiliate (collectively "Companies") imports and distributes unique, premium alcoholic and non-alcoholic beverages associated with icon entertainers, sports figures, celebrities and destinations, to beverage wholesalers throughout the United States.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Combination and Organization The accompanying combined financial statements include the accounts of Maxmillian Partners, LLC ("Company"), a limited liability company organized under the laws of the State of Delaware on January 1, 2002, its 99%-owned subsidiary, Drinks Americas, Inc. ("Drinks") organized in Delaware on September 24, 2002, Drinks' wholly owned inactive foreign subsidiaries (Bebedes de C.A. and Cohete, S.A.) and Maxmillian Mixers, LLC, ("Mixers") a limited liability company organized on April 11, 2002. The Company has a 20% ownership interest in Mixers. The management of Mixers is the same as the management of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in combination. Investments in business enterprises in which the Companies do not have control, but have the ability to exercise significant influence over operating and financial policies (generally 20-50% ownership) are accounted for by the equity method. In May 2004 the Companies changed their fiscal year end to April 30th.

      The accompanying financial statements have been prepared on a basis that assumes that the Companies will continue as going concerns. The Companies have incurred substantial operating losses and negative cash flows from operations since inception, and have working capital deficiencies of $3,064,554 and $1,175,023 at April 30, 2004 and 2003 respectively. These factors indicate the Companies may not be able to continue as going concerns. Management expects a reduction in operating losses in fiscal 2005 as the result of increased demand for its existing products, and the introduction of significant new products. Further, management is anticipating significant additional cash flows in fiscal 2005 as a result of an agreement and plan of share of exchange with Gourmet Group Inc, in transactions more fully described in Note 14. There can be no assurance, however, that management's plans and subsequent events will enable the Companies to attain profitable operations or generate sufficient cash flows from operations and financing activities necessary to continue as going concerns.

      Revenue Recognition

      The Companies recognize revenues when their products are shipped, at which time title passes to the customer.

      Cash Concentration

      The Companies from time to time maintain balances in depository accounts in excess of FDIC insured limits. The Companies have not experienced any credit losses nor anticipate any future losses in such accounts.

      Accounts Receivable

      Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. The Companies estimate the allowance based on the collectibility of accounts receivable and prior bad debt experience. Accounts receivable balances are written off upon management's determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

      Inventories

      Inventories are valued at the lower of cost (first-in, first-out) or market.

      Property, Furniture and Equipment

      Property (leasehold improvements), furniture and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of furniture and equipment, and amortization of improvements is provided on the straight-line method over the term of the related lease.

      Impairment of Long-lived Assets

      In accordance with Statement of Financial Accounting Standards No. 144 (SFAS No. 144), Accounting for the Impairment or Disposal of Long-lived Assets, the Company's policy is to record an impairment loss at each balance sheet date when it is determined that the carrying amount may not be recoverable based on undiscounted future cash flows of the related asset. At April 30, 2004 and 2003 no long-lived assets were deemed to be impaired.

      Income Taxes

      The Company and Mixers are taxed as partnerships under the provisions of the Internal Revenue Code and applicable state statutes. Accordingly, the members are responsible for the payment of federal and state income taxes applicable to the taxable incomes of the Company and Mixers. Drinks, a C Corporation under the provisions of the Internal Revenue Code and applicable state statutes, records deferred income taxes based on the tax effects of certain temporary differences between the valuation of assets and liabilities for financial statement and income tax purposes. Deferred tax balances are adjusted to reflect tax rates, based on current tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established as necessary to reduce deferred tax assets to amounts more likely than not to be realized.

      Intangibles

      The costs of intangible assets with determinable useful lives are amortized over the respective useful life on the straight-line method. The costs of trademarks and product distribution rights are amortized over their related estimated useful lives of between 15 to 40 years.

      Investments

      The costs of Drinks' 25% ownership interest in Old Whiskey River Distilling, LLC and Y Sake, LLC is accounted for under the equity method of accounting.

      Advertising Costs

      Advertising costs (not material in years ended April 30, 2004 and 2003) are expensed as incurred.

      Shipping and Delivery

      The Companies include shipping and delivery costs in selling, general and administrative expenses. These expenses were not material in the years ended April 30, 2004 and 2003.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Fair Value of Financial Instruments

      The carrying amounts for cash, trade receivables, accounts payable and notes and loans payable approximate fair values as of April 30, 2004 and 2003, because of the short term maturities of those instruments.


3.    DUE FROM FACTOR

      Due from factor at April 30, 2004 consists of the following:

                Accounts receivable                   $ 89,083
                Advances                               (42,950)
                Allowances                             (12,000)
                                                      --------
                                                      $ 34,133

      Drinks has an agreement with a factor, effective October 2003 and expiring September 30, 2005, pursuant to which a substantial portion of accounts receivable are sold to the factor without recourse as to bad debts, but with recourse as to all customer claims. Immediately upon assigning a customer invoice, Drinks receives a cash advance equal to 70% of the invoice amount, and the balance at the time the factor receives the final payment from the customer. No interest is charged on any factor cash advance. The factor's fee for these services is 2.5% of the total of an assigned invoice, subject to the customer paying in full within 30 days of the invoice date. The fee increases on a cumulative effect basis for each 15 days it takes the factor to be paid in full up to 7.5% of the invoice amount if the customer pays within 90 days of the invoice date.

Guarantees of Drinks' obligations under the agreement have been provided by two of the Company's principal members. The factor has a security interest in Drinks' tangible and intangible assets.

4.    INVENTORIES

      As of April 30, 2004 and 2003 inventories consist entirely of finished goods.

      In April 2004, Drinks entered into an agreement with a trading company to receive trade credits upon its delivery to the trading company of certain of its non-alcoholic beverage products. In June 2004, the Company earned trade credits of $203,600 by delivering inventories with a cost of $107,300, all of which is included in inventories in the accompanying 2004 combined balance sheet. Drinks is not committed to deliver any additional inventories. Upon delivery, the agreement provides for Drinks to purchase certain goods and services made available by the trading company, at a price equal to fair value as defined, for a consideration of cash (85% of fair value) plus trade credits. The trade credits are substantially restricted to the use of Drinks and its affiliates, and must be redeemed in full by April 2009.


5.    PROPERTY, FURNITURE AND EQUIPMENT

      Property, furniture and equipment at April 30, 2004 and 2003 consist of the following:

                                                                 2004            2003
                                                               --------        --------
                                               Useful life
                                               -----------
           Computer equipment                  5 years         $ 22,839        $ 22,839
           Furniture                           5 years           10,654          10,654
           Automobile                          4 years           43,840          43,840
           Leasehold improvements              7 years           66,258          66,258
                                                               --------        --------
                                                                143,591         143,591
           Accumulated depreciation and amortization             44,808          15,428
                                                               --------        --------
                                                               $ 98,783        $128,164
                                                               ========        ========


6.    INTANGIBLE ASSETS/INVESTMENTS

      Old Whiskey River Distilling, LLC and Y Sake LLC:

      In December 2002 Drinks acquired a 25% ownership interest in each of the above limited liability companies for an aggregate $651,966 (including costs of acquisition). Both companies own the trademarks and trade names of alcoholic products associated with the names of two high profile celebrities. Concurrent with its acquisition of the ownership interests, Drinks was awarded full distribution rights to the related products on a worldwide basis by the managements of each of the limited liability companies. As a result Drinks entire investment in the limited liability companies has been allocated to amortizable intangible assets.

      Amortized intangible assets consists of the following as of April 30, 2004 and 2003:


                                                    2004                                          2003
                                                    ----                                          ----
                                   Gross Carrying          Accumulated           Gross Carrying          Accumulated
                                       Amount              Amortization              Amount              Amortization
                                      --------               --------               --------               --------
Trademarks/Distribution
  Rights                              $751,966               $ 30,806               $651,966               $  8,489

      Aggregate amortization expense was $22,317 and $8,489 for the years ended April 30, 2004 and 2003, respectively.

      Estimated annual amortization expenses as of April 30, 2004 are $18,900 (years 2005 to 2009) and a total of $626,600 thereafter.


7.    NOTES AND LOANS PAYABLE

      At April 30, 2004 and 2003, notes and loans payable are as follows:

                                                                2004            2003
                                                              --------       --------
         Secured Convertible Notes Payable - Member (a)       $187,896       $145,000
         Other loans from members (b)                          489,512         26,576
         Due to sellers of investments and brand
            trademark and distribution rights (c)               73,095        200,716
         Other                                                  78,880         24,979
                                                              --------       --------
                                                              $829,383       $397,271
                                                              ========       ========

    (a) On April 8, 2003 and July 28, 2003, the Company entered into two agreements with a member, which owns approximately 11% of the Company's membership units (the "Member"). Each of the agreements included a secured convertible note issued by the Company to the Member in the principal amount of $200,000. The principals, which were borrowed by the Company on May 28, 2003 ($145,000 was borrowed as of April 30, 2003) and September 8, 2003, respectively, were payable in full, with interest at 8% on September 8, 2003 and January 25, 2004.

      If any or all of the principal balances were unpaid as of the respective due dates, interest would accrue at 11% thereafter. The outstanding principal balances and accrued interest were collateralized by the Companies' assets, and Drinks and Mixers guaranteed repayments to the member. The Member has a security interest in the Companies' assets subordinate to that of the factor (see Note 3). At any time prior to the aforementioned due dates, the Member had the right to convert the outstanding principal and accrued interest into membership units in the event the Company proposed to complete a financing (none of the debt was converted). The Company is currently repaying the principal of the note dated July 28,2003, and in an agreement with its factor, one-third of all factor cash distributions, as defined, are remitted by the factor to the Member. $62,016 of principal and interest has been paid subsequent to April 30, 2004. Warrants: Related to the above agreements, the Company and the Member entered into two warrant agreements on the identical dates, in which the Company issued warrants for units equal to .25% of the then outstanding membership units (as of April 30, 2004 the amount was 1.5 units). The exercise price is $.01. The expiration dates are 10 years from the agreement date. In addition the warrant agreement provided for the automatic issuance of warrants in the event the Company was in default of its obligations under the note. As of April 30, 2004 warrants to purchase an additional membership unit were outstanding.

      Subsequent to April 30, 2004, the Company and the Member reached an agreement on the exercising of warrants, which will not result in the Member receiving additional units from the Company.

      (b) Included are 8% interest-bearing loans totaling $335,000 from the member described in (a) above without any stipulated repayment date. The balance of the members' loans represents cash advances without interest or any stipulated repayment date. Subsequent to April 30, 2004, the Companies repaid $50,000 to the members for principal and interest.

                                                                                      2004          2003
                                                                                    --------      --------
      (c)   Note payable to seller of Old Whiskey River Distilling, LLC
              and Y Sake LLC equity interests (c1)                                  $ 59,695      $200,716
            Note payable to seller of Aguila Tequila trademark (c2)                   13,400            --
                                                                                    --------      --------
                                                                                    $ 73,095      $200,716
                                                                                    ========      ========

            (c1) Drinks issued the original note in December 2002 for $225,000, payable in full on June 15, 2003. The seller has taken no default action, which was provided for in the agreement, and additional payments have been made subsequent to April 30, 2004 in the amount of $33,740.

            (c2) Drinks acquired a 55% interest in the Aguila Tequila trademark in July 2003 and as a result obtained worldwide distribution rights. The seller's loan is without interest and was due on demand. In June 2004 the principal balance was repaid in full.

8.    ACCRUED EXPENSES

      Accrued expenses at April 30, 2004 and 2003 consist of the following:

                                                     2004                 2003
                                                  ----------            --------
      Compensation to employees,
          management and consultants              $1,436,456            $372,472
      Interest                                        38,269               5,000
      Royalties, commissions, other                   46,169               1,910
                                                  ----------            --------
                                                  $1,520,894            $379,382
                                                  ==========            ========


9.    MINORITY INTERESTS INVESTMENTS

      Minority interests consist of the following as at April 30, 2004 and 2003:

                                                                            2004              2003
                                                                         --------         --------
      (a) Drinks Americas, Inc. one common share issued, $0.01
            par value (total of 101 issued and outstanding)              $150,000         $     --

      (b) Maxmillian Mixers, LLC various membership
            units                                                         205,200          190,200
                                                                         --------         --------
                                Totals                                   $355,200         $190,200
                                                                         ========         ========

      The owner of the minority interest of Drinks Americas, Inc. is also a member of Maxmillian Partners, LLC.


10.   INCOME TAXES

      The Companies file their Federal and state income tax returns using a fiscal year of December 31, 2003. No tax benefit for recovery of Federal or state income taxes was recorded in the 2004 and 2003 combined statements of operations. As of December 31, 2003, Drinks has a Federal net operating loss carryforward available of approximately $2,289,000 to offset against future years' taxable income, expiring substantially in fiscal year 2023.

      As of April 30, 2004 and 2003, Drinks deferred tax asset is reduced by a valuation allowance as follows:

                                                   2004                 2003
                                               -----------          -----------
      Net operating loss                       $   912,000          $   375,000
      Accrued expenses                             521,000              147,000
      Accounts receivable allowance                 16,000               13,000
      Less valuation allowance                  (1,449,000)            (535,000)
                                               -----------          -----------
                                               $        --          $        --
                                               ===========          ===========

      A valuation allowance has been provided due to the uncertainty of future profitability of Drinks. Management's position with respect to the likelihood of recoverability of these deferred tax assets will be evaluated each reporting period.


11.   RELATED PARTY TRANSACTIONS

      Consulting fees

      In 2004 and 2003, the Company incurred consulting fees for financial and business promotional services to three individuals owning approximately 6% of the Company's outstanding membership units, approximating $262,300 and $138,500, respectively. These individuals were owed $384,100 and $121,800 and are included in current liabilities as of April 30, 2004 and 2003, respectively.

      Royalty fees

      In connection with its distribution and licensing agreements with its equity method investees, Drinks incurred royalty expenses during 2004 and 2003 of approximately $147,000 and $39,000 respectively, included in cost of goods sold in the accompanying combined statements of operations.


12.   CUSTOMER CONCENTRATION

      In the year ended April 30, 2004 two customers accounted for 17% and 12% of net sales; no customers accounted for more than 10% of net sales for the year ended April 30, 2003.


13.   COMMITMENTS

      Lease

      The Company, as a subtenant leases office space for the benefit of the Companies under an operating sublease, with minimum annual rentals through July 31, 2009. The Company may at its option terminate the lease effective July 31, 2007, subject to formal notification to the sublessor no later than July 31, 2006. Rent expense under this lease and another operating lease expiring in July 31, 2004 ($750 per month) for the years ended April 30, 2004 and 2003 approximated $51,200. Future minimum annual lease payments as of April 30, 2004 are $50,400 (2005), $50,000 (2006), $50,000
      (2007), and $12,500 (to July 31, 2007).

      Litigation

      Drinks has been named as a defendant in two lawsuits for failure to pay obligations for services rendered. One lawsuit was settled subsequent to April 30, 2004 and the other is in the settlement stage. Management believes that the ultimate liabilities, which did or may result from the settlements of these lawsuits, have been provided for in the accompanying combined balance sheets.


14.   SUBSEQUENT EVENTS

      Line of Credit

      In May 2004 Drinks entered into an unsecured line of credit with a financial institution, which provided for maximum borrowings of $200,000, with interest on all advances at 1.5% above prime. The facility is renewable after 6 months. One of the Company's members has guaranteed the payment of Drinks' obligations to this institution.

      Agreement and Plan of Share Exchange with Gourmet Group, Inc. On June 9, 2004 Drinks entered into an agreement with Gourmet Group, Inc. ("GG"), which will provide for the acquisition of Drinks by GG. GG will acquire all of Drinks issued and outstanding common shares, and in exchange will issue its own newly created, restricted common stock to the Drinks' shareholders. As a result of the exchange, the Drinks common shareholders will own 88% of the issued and outstanding common stock of GG. (See Note
      2)

      Subsequent to the date of the above agreement, Drinks and GG have entered into a borrowing arrangement, whereby Drinks will issue various promissory notes payable to GG for amounts, which in the aggregate will not exceed $1,500,000. The notes will bear interest at 10% per annum. The principal amounts of the notes shall each be payable in eight equal quarterly installments, together with accrued interest, commencing 1 year from the issuance date of each note. Accrued interest for the first year of each promissory note will be payable in full, one year from the issuance date of the note. The Drinks' notes sold to GG are in conjunction with notes of identical principal, interest and repayment terms, which are sold by GG pursuant to a Note Purchase Agreement, entered into by GG and purchasers or registered GG Note Holders. The total of all the GG notes will not exceed an aggregate principal amount of $1,500,000.

      The note agreements between Drinks and GG further provide for a voluntary conversion at the option or the Holder of any Drinks' note into shares of Drinks' common stock during a period equal to the later of (1) ninety days after the formal closing of the Drinks/GG Agreement above or (2) the commencement of trading of Drinks or a successor company on the Nasdaq Electronic Bulletin Board. In addition, if the exchange of shares described in the agreement does not occur on or before 180 days after the Initial Closing, as defined in the Agreement, each Registered Holder of notes issued by GG shall have the option to demand that an identical note, representing the unpaid principal and accrued interest owed on the GG note, be issued by Drinks to him. Upon issuance of a note to any GG Register Holder, Drinks related principal and accrued interest obligation to GG will be fully satisfied. To date Drinks has borrowed an aggregate amount of $762,500.

      GG and its wholly owned subsidiary are companies currently without any businesses.

                                                                    ATTACHMENT F


                     MAXMILLIAN PARTNERS, LLC AND AFFILIATES

                     CONSOLIDATED STATEMENTS OF OPERATIONS,

                    CHANGES IN MEMBERS DEFICIT AND CASH FLOWS

                FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

MAXMILLIAN PARTNERS, LLC
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2004


ASSETS

Current Assets:
     Cash                                                                37,609
     Accounts receivable, net of allowance of
             $50,000                                                     83,194
     Due from factor, net of allowance of $30,000                        51,070
     Inventories                                                        784,513
     Other current assets                                               178,972
                                                                   -------------

            TOTAL CURRENT ASSETS                                      1,135,359

Property and Equipment, at cost less accumulated
     depreciation and amortization of $48,000                            97,319

Investment in Equity Investees                                            9,982

Intangibles                                                             734,757

Other                                                                    29,659
                                                                   -------------

                                                                      2,007,075
                                                                   =============

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities:

     Accounts payable                                                 1,700,801
     Notes and loans payable                                          1,081,915
     Accrued expenses                                                 2,171,610
                                                                   -------------

          Total current liabilities                                   4,954,326

Convertible notes payable                                               879,315
                                                                   -------------

          Total liabilities                                           5,833,641

Members' deficit                                                     (3,826,566)
                                                                   -------------

                                                                      2,007,075
                                                                   =============

MAXMILLIAN PARTNERS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FIVE MONTHS ENDED SEPTEMBER 30, 2004


                                                     2004             2003
                                               --------------     ------------


Net sales                                            917,588          482,559

Cost of products sold                                773,049          446,215
                                               --------------     ------------

     Gross profit                                    144,539           36,344

Selling, general and administrative expenses       1,736,338        1,126,872
                                               --------------     ------------

     Operating loss                               (1,591,800)      (1,090,528)


Other expenses:

     Interest expense                                 25,632            7,548
                                               --------------     ------------

                                                      25,632            7,548
                                               --------------     ------------

          Net loss                                (1,617,431)      (1,098,076)
                                               ==============     ============

MAXMILLIAN PARTNERS, LLC
CONSOLIDATED STATEMENTS OF CHANGES
   IN MEMBERS' DEFICIT
FIVE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                MEMBER      MEMBERS'       MINORITY      ACCUMULATED            TOTAL
                                                UNITS       CAPITAL       INTERESTS       DEFICIT
                                                           INVESTED      INVESTMENTS

BALANCE   MAY 1, 2003                            202       3,117,166       190,200       (3,682,427)           (375,061)

            MINORITY INTERESTS INVESTMENT                                   15,000                               15,000

            NET (LOSS) FOR THE PERIOD                                                    (1,098,076)         (1,098,076)

BALANCE SEPTEMBER 30, 2003                       202       3,117,166       205,200       (4,780,503)         (1,458,137)
                                             =======================================================      ==============



BALANCE  MAY 1, 2004                             240       4,122,166       355,200       (6,686,501)         (2,209,135)

                                                                                                                      -
            NET (LOSS) FOR THE PERIOD                                                    (1,617,431)         (1,617,431)

BALANCE  SEPTEMBER 30, 2004                      240       4,122,166       355,200       (8,303,932)         (3,826,566)
                                             =======================================================      ==============

MAXMILLIAN PARTNERS, LLC
CONSOLIDATED STATEMENTS OF  CASH FLOWS
FIVE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                        2004               2003
                                                                    -------------      ------------
Cash Flows From Operating Activities:
     Net loss                                                         (1,617,431)       (1,098,076)
     Adjustments to reconcile net loss to net cash (used in
       operating activities
            Depreciation and amortization                                 11,000            14,045
            Allowance for uncollectible accounts                          50,000            43,000
            Changes in assets and liabilities:
              Accounts receivable                                        (18,780)           21,377
              Due from factor                                            (16,937)
              Inventories                                                 71,744          (278,278)
              Other current assets                                      (162,818)          (39,965)
              Accounts payable                                          (138,203)          518,105
              Accrued expenses                                           650,716           529,238
                                                                    -------------      ------------

             Net cashc(usedsin)ioperatingnactiv.tieses                (1,170,709)         (290,554)
                                                                    -------------      ------------
Cash Flows From Investing Activities:
     Acquisition of property and equipment                                (1,534)
     Acquisition of investment in equity method investee
     Acquisition of intangibles                                          (21,596)
     Other                                                                (4,166)             (500)
                                                                    -------------      ------------

                 Net cash (used in ) investing activities                (27,296)             (500)
                                                                    -------------      ------------

Cash Flows From Financing Activities:
     Proceeds from members' investments                                        -            15,000
     Net increase in notes and loans payable                           1,131,847           256,027
                                                                    -------------      ------------

                 Net cash provided by financing activities             1,131,847           271,027
                                                                    -------------      ------------

                 Net (decrease) in cash                                  (66,159)          (20,027)

Cash   beginning                                                         103,768            93,904

Cash ending                                                               37,609            73,877
                                                                    =============      ============

Supplemental Disclosure of Cash Flow Information
     Cash paid for interest                                               10,000                 -
                                                                    =============      ============